                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

    [ ] Preliminary proxy statement              [ ] Confidential, for Use of the Commission Only
                                                  (as permitted by Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             COMSHARE, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             COMSHARE, INCORPORATED
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                             COMSHARE, INCORPORATED
                              555 Briarwood Circle
                           Ann Arbor, Michigan 48108
                                 (734) 994-4800

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 25, 2002

     The Annual Meeting of Shareholders of Comshare, Incorporated, a Michigan corporation, will be held at the Comshare Training Center, 555 Briarwood Circle, Ann Arbor, Michigan 48108 on Monday, November 25, 2002 at 11:00 a.m., for the following purposes:

          1. To elect eight directors.

          2. To consider and act upon a proposal to amend the 1998 Global Employee Stock Option Plan to increase the number of shares of Common Stock of the Company to be reserved for issuance under the 1998 Plan by 400,000 shares.

          3. To consider and act upon a proposal to amend the Directors Stock Option Plan to increase the number of shares of Common Stock of the Company reserved for issuance under the Directors Plan by 100,000 shares.

          4. If properly presented at the Annual Meeting, to consider and act on a shareholder proposal concerning executive officer compensation.

          5. To vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The determination of shareholders entitled to notice of and to vote at the meeting was made as of the close of business on October 8, 2002, the record date fixed by the Board of Directors for such purpose.

     You are invited to attend the meeting. Whether or not you expect to be present, please execute and return the enclosed proxy, which is solicited by the Board of Directors of the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                            By Order of the Board of Directors
                                                      JANET L. NEARY
                                                        Secretary
October 18, 2002
Ann Arbor, Michigan

                             COMSHARE, INCORPORATED
                           -------------------------

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Comshare, Incorporated, a Michigan corporation (the "Company"), to be used at the Annual Meeting of Shareholders of the Company to be held on Monday, November 25, 2002 or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. In addition to the solicitation by mail, proxies may be solicited in person or by telephone, telegraph or facsimile by officers, directors and employees. The Company's officers, directors and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The cost of soliciting proxies will be borne by the Company. The principal executive offices of the Company are located at 555 Briarwood Circle, Ann Arbor, Michigan 48108. This Proxy Statement and the accompanying form of proxy were first given or sent to shareholders on or about October 21, 2002.

     The Company's Annual Report to Shareholders for the year ended June 30, 2002 is enclosed with this Proxy Statement.

     Shareholders are urged to read this Proxy Statement carefully and vote their shares on each matter by returning their signed proxy cards before the close of business on November 22, 2002. United States and Canadian shareholders of record may vote their shares either by calling a toll-free telephone number or by mailing their signed proxy cards. Shareholders who vote by telephone do not need to mail their proxy cards. The telephone voting procedures are designed to authenticate shareholders' identities, allow shareholders to give their voting instructions and confirm that shareholders' instructions have been recorded properly. Specific instructions for shareholders of record that wish to use the telephone voting procedures are included on the enclosed proxy card. A proxy may be revoked at any time prior to the voting at the 2002 Annual Meeting by submitting a later-dated proxy (including a proxy by telephone), by giving written notice of such revocation to the Corporate Secretary of the Company, or by voting in person at the 2002 Annual Meeting.

     Only holders of record of Common Stock of the Company at the close of business on October 8, 2002 (the "Record Date") are entitled to vote at the meeting or any adjournment or adjournments thereof. On that date, 10,485,278 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held of record on the Record Date. Shares cannot be voted at the meeting unless the holder is present in person or by telephone or represented by proxy. Shares may not be voted cumulatively for the election of directors.

     If no specific instructions are given and a proxy is properly given (including a proxy by telephone), all shares covered by the proxy will be voted by Dennis G. Ganster and Brian J. Jarzynski (i) for the election of all of the Board's nominees for director; (ii) for approval of the amendment to the 1998 Global Employee Stock Option Plan; (iii) for approval of the amendment to the Directors Stock Option Plan; and (iv) against approval of the shareholder proposal. Unless otherwise indicated by the shareholder, a proxy (including a proxy by telephone) also gives Mr. Ganster and Mr. Jarzynski discretionary authority to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting. The Board of Directors does not intend to present any other matters at the Annual Meeting.

     Abstentions, and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2002 Annual Meeting. Broker non-votes are not counted for any purpose. Directors are elected by a plurality of the votes cast, so that only votes cast "for" directors are counted in determining which directors are elected. Approval of the other matters specified in the Notice of Annual Meeting of Shareholders requires a majority of the votes cast on the matter. For purposes of determining the number of votes cast with respect to such other matters, only those cast "for" or "against" are included, and abstentions and broker non-votes are not counted for this purpose.

                       MATTERS TO COME BEFORE THE MEETING

                           (1) ELECTION OF DIRECTORS

     Eight directors will be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until the director's resignation or removal. The individuals who will be nominated by the Board of Directors for election at the Annual Meeting are listed in the table below. Each of the nominees for election is presently a director of the Company.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

     Shares represented by proxies in the form accompanying this Proxy Statement or by telephone vote will be voted for the election of the nominees listed below unless the proxy is marked (in accordance with the instructions thereon) to indicate that authority to do so is withheld. If, as a result of circumstances not now known or foreseen, any of the nominees shall be unavailable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select. Each shareholder is entitled to one vote for each share of Common Stock held.

                                                                                                YEAR FIRST
                                                                                                ELECTED OR
                                                                                                APPOINTED
            NAME                AGE         PRINCIPAL OCCUPATION AND OTHER INFORMATION           DIRECTOR
            ----                ---         ------------------------------------------          ----------
Geoffrey B. Bloom...........    61     Chairman of the Board, Wolverine World Wide, Inc., a        1995
                                         manufacturer and seller of footwear, Rockford,
                                         Michigan.
Richard L. Crandall.........    59     Managing Partner, Aspen Partners, a private equity          1968
                                       firm based in Aspen, Colorado; Founding Partner,
                                         Arbor Partners LLC, a venture capital firm, Ann
                                         Arbor, Michigan
Dennis G. Ganster...........    51     Chairman of the Board, President and Chief Executive        1997
                                         Officer of the Company
Kathryn A. Jehle............    50     Partner, Tatum CFO Partners, LLC, a provider of chief       1998
                                         financial officer services, Charlotte, North
                                         Carolina
John H. MacKinnon...........    62     Retired Partner, PricewaterhouseCoopers LLP;                2002
                                       Consultant
Alan G. Merten..............    60     President, George Mason University, Fairfax, Virginia       1985
John F. Rockart.............    71     Senior Lecturer Emeritus, Sloan School of Management,       1989
                                         Massachusetts Institute of Technology, Cambridge,
                                         Massachusetts
Anthony G. Stafford.........    60     Chairman of the Board and Chief Executive Officer,          2002
                                       Codec Systems Limited ("Codec"), a computer hardware
                                         reseller and software distributor, Dublin, Ireland

     Mr. Bloom assumed the position of Chairman of the Board of Wolverine World Wide, Inc. in April 2000, after having served as its Chairman and CEO from 1996 to 2000, President and Chief Executive Officer from 1993 to April 1996 and as its Chief Operating Officer from 1987 to 1993. Mr. Bloom also serves as a director of Coachmen Industries, Inc.

     Mr. Crandall assumed the position of Founding Partner of Arbor Partners, LLC in November 1997 and Managing Partner of Aspen Partners in 2001. Mr. Crandall served as Chairman of the Board of the Company from April 1994 to March 1997 and served as President and Chief Executive Officer of the Company from 1970 to 1994. Mr. Crandall also serves as a director of Diebold, Incorporated, and Giga Information Group, Inc.

     Mr. Ganster assumed the position of Chairman of the Board of the Company in August 2001. Mr. Ganster was appointed President and Chief Executive Officer of the Company in August 1997, after having served as Senior Vice President of the Company since July 1994. He had previously served as Vice President and Chief Technology Officer of the Company from April 1993 to July 1994, and Vice President of

Product Management from July 1988 to April 1993. Mr. Ganster has been with the Company in various positions since 1972, with positions of responsibility in sales, marketing and product development.

     Ms. Jehle joined Tatum CFO Partners, LLC, as a partner in the Charlotte, North Carolina region in February 2001. Prior to joining Tatum, Ms. Jehle was Senior Vice President and Chief Financial Officer of the Company from 1994 through February 2001.

     Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon also serves as director of LoJack Corporation. Pursuant to a Standstill Agreement among Mr. Stafford, Codec and the Company, dated August 15, 2002, Mr. MacKinnon was initially appointed to the Board effective October 16, 2002, and the Board of Directors has agreed to recommend that the Company's shareholders elect Mr. MacKinnon to serve as a director of the Company at both the 2002 and 2003 annual meetings.

     Dr. Merten became the President of George Mason University on July 1, 1996. Dr. Merten also serves as a trustee for Citigroup Mutual Fund Trust.

     Dr. Rockart assumed the position of Senior Lecturer Emeritus, Sloan School of Management, Massachusetts Institute of Technology, Cambridge, Massachusetts in July 2002, and served as Senior Lecturer from July 2000 to July 2002. Dr. Rockart served as Senior Lecturer and Director for the Center for Information Systems Research from July 1996 to July 2000. Dr. Rockart also serves as a director of Keane, Inc. and Selective Insurance Company.

     Mr. Stafford has served as the Chairman and Chief Executive Officer of Codec since its formation in 1985. Pursuant to a Standstill Agreement among Mr. Stafford, Codec and the Company, dated August 15, 2002, Mr. Stafford was initially appointed to the Board, and the Board of Directors has agreed to recommend that the Company's shareholders elect Mr. Stafford to serve as a director of the Company at both the 2002 and 2003 annual meetings.

MEETINGS AND COMMITTEES OF THE BOARD

     During the Company's fiscal year ended June 30, 2002, the Board of Directors held six meetings. All of the Directors attended at least 75% of the total number of meetings of the Board, and of any committees on which they served, held during the period in which they served as Directors or members of any such committees. The Company anticipates that regardless of the schedule chosen for its regular meetings, there will be occasions on which not all Directors are available. Furthermore, special meetings of the Board are sometimes held on relatively short notice and Directors, particularly those located outside the Detroit-Ann Arbor area, may sometimes be unable to attend such meetings because of prior commitments.

     The Compensation Committee of the Board met six times during the Company's last fiscal year. The Compensation Committee is responsible for determining or approving the salaries or range of salaries, bonus compensation and other compensation arrangements for officers of the Company, and performing such functions as may be delegated to it under the provisions of any bonus, stock option or other compensation plans adopted by the Company. The members of the Compensation Committee are Mr. Bloom, and Drs. Merten and Rockart.

     During fiscal year 2002, the Nominating Committee was active in pursuing candidates to replace one retiring Board member and to add to the Board. Several candidates were discussed. In early fiscal 2003, Messrs. MacKinnon and Stafford were elected to the Board. The Nominating Committee of the Board did not hold any formal committee meetings during the Company's last fiscal year. The Nominating Committee conducted its activities through less formal in person, telephonic and electronic discussions between and among the members of the Committee. The Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for election as Directors of the Company. In carrying out its responsibilities, the Nominating Committee will consider candidates suggested by other Directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company at the Company's principal executive offices. The members of the Nominating Committee are Messrs. Carroll, Crandall and Stafford, and Dr. Rockart. (Mr. Carroll is retiring from the Board of Directors effective November 25, 2002. Mr. Stafford was appointed to the Nominating Committee effective August 15, 2002.)

     The Audit Committee of the Board met six times during the Company's last fiscal year. The Audit Committee's responsibilities, as set forth in its charter adopted by the Board, include the following: approve the independent auditors to be selected to audit the financial statements of the Company; meet with the independent auditors and financial management of the Company to review the scope of the Company's audit and quarterly financial reviews, including the procedures to be utilized, appropriateness of the auditor's compensation and, at the conclusion thereof, review the findings of the audit or review, including comments or recommendations of the auditors; report the results of the Company's annual audit to the Board; annually obtain from the independent auditors a written delineation of their relationships and professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditors; review with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the Company's accounting and financial controls, and elicit recommendations for improvements; inquire of management and the independent auditors about significant risks and exposures to the Company and assess steps management can take to minimize such risks; review quarterly and annual financial statements of the Company to determine that the independent auditors do not take exception to the disclosure and content of the quarterly financial statements, and that they are satisfied with the disclosure and content of the annual financial statements; review with financial management of the Company and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, and the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used; review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies; investigate any matter related to the scope of the Committee's duties; appraise, at least annually, the performance of the Company's Chief Financial Officer and report the results to the Board; review the adequacy of resources and quality of the Company's accounting and financial human resources; and annually review a summary of the expenses of senior management. Members of the Audit Committee are Mr. Carroll, and Drs. Merten and Rockart. (Mr. Carroll is retiring from the Board of Directors effective November 25, 2002.)

                             AUDIT COMMITTEE REPORT

     In accordance with its charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Board, the Company's independent auditors, the internal auditors and the financial management of the Company. Each Audit Committee member is "independent," as defined in Rule 4200(a)(14) of the National Association of Securities Dealers Listing Standards.

     The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended June 30, 2002, including the quality of accounting principles and significant judgments affecting the financial statements.

     The Audit Committee has fulfilled its responsibilities under its charter for the year ended June 30, 2002 and, based on the above-mentioned reviews and discussions with management and the independent auditors, recommended to the Board of Directors that the Company's audited financial statements be included in its

Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:                        ALAN G. MERTEN, CHAIR
                                        DANIEL T. CARROLL
                                        JOHN F. ROCKART

   (2) PROPOSAL TO AMEND THE COMPANY'S 1998 GLOBAL EMPLOYEE STOCK OPTION PLAN

     The 1998 Global Employee Stock Option Plan (the "1998 Plan") was approved by the shareholders of the Company at the Annual Meeting of Shareholders held on November 23, 1998, and has been amended several times since its adoption. The 1998 Plan provides for the issuance of options to purchase up to 1,400,000 shares of the Company's Common Stock to employees. The 1998 Plan was adopted to assist the Company in its efforts to attract and retain qualified employees and to provide incentives for employees to promote the success of the Company.

PROPOSED AMENDMENT

     AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE 1998 PLAN

     At the September 4, 2002 meeting of the Board of Directors, the Board authorized management of the Company to seek approval from the shareholders of the Company of an amendment to the 1998 Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the 1998 Plan by 400,000 shares. This will increase the total number of authorized shares of Common Stock of the Company to be reserved for issuance under the 1998 Plan to 1,800,000 shares.

     As of October 8, 2002, options to purchase 1,162,300 shares of Common Stock of the Company were outstanding under the 1998 Plan. Without taking into account the proposed amendment to the 1998 Plan, 227,800 shares remained available for future grants as of October 8, 2002, which the Board believes is insufficient to support the Company's ongoing activities.

     Stock option grants are of significant importance to the Company in attracting and retaining high-quality executives and other key employees and are an important element of a competitive recruitment process. Under the Company's overall compensation policy, particularly for executives, a substantial portion of an employee's compensation is linked to Company performance through stock options. The Company has historically used stock-based compensation incentives for the following reasons:

     - Since stock options gain value only if the price of the Common Stock increases above the exercise price of the option, stock option grants are an effective means of closely linking employee compensation to Company performance.

     - Stock options, by tying employees' economic incentives to increases in the value of the Common Stock, further align the employee's interests to those of the Company's shareholders.

     - The Company's stock options include a vesting period before the employee can realize the benefit of the stock option. This feature assists in the long-term retention of employees and requires these employees to contribute to the Company over an extended period in order to benefit from the options.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1998 PLAN.

TERMS OF THE 1998 PLAN

     The following is a summary of the principal provisions of the 1998 Plan, but it is not intended to be a complete description of all of the terms and provisions of the 1998 Plan. A copy of the 1998 Plan along with the proposed amendment will be furnished to any shareholder upon written request to the Secretary of the Company at the executive offices of the Company in Ann Arbor, Michigan.

     The 1998 Plan is administered by the Compensation Committee of the Board of Directors. The Committee is authorized to adopt such rules and regulations as are necessary to administer the 1998 Plan. Options may be granted to such employees as the Committee may select. As of October 8, 2002, there were 331 employees of the Company eligible to receive stock option grants under the 1998 Plan. Options granted under the 1998 Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options that do not meet the requirements of ISOs ("nonqualified stock options"). Under the terms of the 1998 Plan, the Committee may designate a portion of an option as an ISO or a nonqualified stock option. Stock released from an option upon the termination, cancellation, expiration, forfeiture or surrender of any option prior to complete exercise of the option may again be subjected to options under the 1998 Plan.

     Unless the exercise price for the ISO is at least 110% of the fair market value of the shares subject to the option (measured at the time of grant), and the option, by its terms, is not exercisable more than five years after the date of grant, no ISO may be granted to any participant who possesses more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary. In addition, the Committee cannot grant an ISO if, as a result of the grant, the optionee would have the right in any calendar year to exercise for the first time, one or more ISOs for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000.

     The 1998 Plan provides that the option price for each share of stock for which an option is granted under the 1998 Plan shall not be less than 100% of the fair market value of the stock on the Nasdaq Stock Market(R) (as reported in The Wall Street Journal) on the date the option is granted. As of the close of business on October 8, 2002, the price per share of Common Stock as quoted on the Nasdaq Stock Market(R) was $1.99. Options granted under the 1998 Plan are exercisable at such times and on such terms as the Committee may determine, but no options may be exercised before one year from the date of grant (except in the event of a "change in control" as defined below) nor more than 10 years after the date of grant. Unless the option agreement between the optionee and the Company provides otherwise, an option granted shall vest 25% annually over four consecutive years commencing on the first anniversary of the grant date and shall not be exercisable after the tenth anniversary of the grant date.

     In the event of any dividend or subdivision or combination of shares, reclassification or merger or consolidation in which the Company is the surviving corporation, the aggregate number of shares of stock for which options may be granted and the number of shares subject to each outstanding option and the stated option price shall be proportionately adjusted. After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each optionee shall, at no additional cost, be entitled upon any exercise of his or her option, to receive, in lieu of the number of shares as to which such option shall then be exercised, the number and class of shares or other securities to which such optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of record of a number of shares of stock of the Company equal to the number of shares as to which such option shall then be so exercised. Anything to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, any option granted under the 1998 Plan shall terminate.

     The 1998 Plan provides that the portion of any outstanding option (including any option that has not been outstanding for one year) that has not expired or been exercised, terminated, canceled, forfeited or surrendered shall become exercisable in full in the event of a "change in control." A change in control is generally deemed to have occurred upon the happening of any of the following events: (i) the election of a Board of Directors of the Company, a majority of the members of whom were nominees of a person, other than persons who were members of the Board of Directors or officers of the Company as of certain specified dates, following the acquisition by such person(s) of twenty-five percent, or more, of the outstanding Common

Stock, (ii) the acquisition of ownership by a person or group of persons described in (i) above of fifty-one percent, or more, of the Company's outstanding Common Stock, (iii) a sale of all or substantially all of the assets of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as of certain specified dates or any Employee Stock Ownership Plan for the benefit of employees of the Company, or (iv) a merger, consolidation or similar transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving corporation are not persons who were members of the Board of Directors of the Company as of certain specified dates.

     The option exercise price is payable in cash, by personal check (certified or bank cashier's check), or by surrendering to the Company certain shares of the Company's Common Stock, duly endorsed for transfer or with duly executed stock powers attached, or in any combination of the foregoing. At the discretion of the Committee, as set forth in an optionee's option agreement with the Company, an option may also be exercised by delivery of an exercise notice together with irrevocable instructions to the optionee's broker to deliver to the Company sufficient cash to pay the exercise price and applicable taxes in accordance with a written agreement between the Company and the brokerage firm ("cashless exercise procedure"). For purposes of the cashless exercise procedure, the fair market value of the Company's stock on the date of exercise shall be the per share amount actually paid to the optionee by the brokerage house upon the sale of stock used to satisfy the option exercise price.

     Under Section 162(m) of the Code, the Company may deduct compensation paid to the Company's chief executive officer and to each of its four most highly compensated executive officers only to the extent that it does not exceed $1,000,000 during any fiscal year, unless the compensation constitutes "performance-based" compensation. In general, compensation attributable to a stock option or stock appreciation right is deemed to be based on performance if
(i) the grant is made by the corporation's compensation committee; (ii) the plan under which the grant is made includes a limit on the number of shares with respect to which options may be granted per employee during a specified period; and (iii) the amount of compensation that an employee may receive under the terms of the option is based solely on the increase in value of the stock after the date of grant.

     The 1998 Plan provides that no employee shall be eligible to receive aggregate option grants under the 1998 Plan in any one fiscal year to purchase more than 100,000 shares of the Company's stock. In addition, as described above, grants under the 1998 Plan may only be made by the Compensation Committee and the option price may not be less than fair market value.

     Unless previously terminated, the 1998 Plan will terminate on August 14, 2008. The Board may, at any time prior to that date, terminate or discontinue the 1998 Plan or from time to time alter, amend or modify the 1998 Plan, but no such amendment or modification, without the approval of the Company's shareholders, shall (a) change the eligibility requirements to participate in the 1998 Plan, (b) increase the amount of stock on which options may be granted (except as provided above), (c) change the manner of determining the option price, or (d) permit repricing transactions under the 1998 Plan. No such amendment or modification shall affect the rights of the holder of any option theretofore granted and then outstanding without the consent of optionee or the consent of the transferee of the option or right.

     Options granted under the 1998 Plan are not transferable except by will or by the laws of descent and distribution, and may be exercised during an optionee's lifetime only by such optionee.

     In the event an optionee's employment with the Company is terminated, an exercisable stock option may remain exercisable for up to ninety days after termination of employment. The Committee may determine, however, that the option will terminate at a time prior to the expiration of such ninety-day period.

     The following table sets forth information with respect to options granted under the 1998 Plan during fiscal year 2002 by each person or group of persons listed in the table. None of the company's non-employee directors or director nominees participated in the 1998 Plan during fiscal year 2002. No associates of the directors, executive officers or director nominees received options under the 1998 Plan in fiscal year 2002. No other person other than those listed in the table received more than 5% of the options granted under the 1998 Plan in fiscal year 2002.

                                                              WEIGHTED AVERAGE   OPTIONS
IDENTITY OF PERSON OR GROUP                                    EXERCISE PRICE    GRANTED
---------------------------                                   ----------------   -------
Dennis G. Ganster,..........................................       $2.40          20,000
  Chairman of the Board, President and Chief Executive
  Officer
Brian Hartlen,..............................................       $2.40          10,000
  Senior Vice President, Marketing
Brian Jarzynski,............................................       $2.40          20,000
  Senior Vice President, Chief Financial Officer, Treasurer
  and Assistant Secretary
Kenneth Kane,...............................................       $2.69          40,000
  Senior Vice President, Direct Operations
David King,.................................................       $2.40          10,000
  Senior Vice President, Product Development and Chief
  Technology Officer
All current executive officers
  as a group (5 persons)....................................       $2.52         100,000
All other employees as a group
  (approximately 342 persons)...............................       $2.90         284,150

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. The optionee generally will not be deemed to recognize income at the time an ISO is granted or exercised. The spread between the exercise price and the fair market value of the Company's Common Stock on the date of exercise, however, is an item of tax preference that may subject the optionee to the alternative minimum tax.

     Upon disposition of shares acquired upon exercise of an ISO, an optionee will be accorded long-term capital gain or loss treatment on the difference between the option exercise price and the disposition price; provided that the disposition occurs more than two years from the date of grant and one year from the date of exercise. An optionee who disposes of shares acquired upon exercise of an ISO prior to the expiration of the foregoing holding periods recognizes ordinary income upon the disqualifying disposition equal to the difference between the option exercise price and the lesser of the fair market value of the shares on the date of exercise or the date of disposition. Any appreciation between the date of exercise and the date of disposition is taxed as long- or short-term capital gain, depending upon the holding period of the shares.

     The Company is generally not entitled to a compensation deduction in connection with the grant to, or the exercise by, an optionee of an ISO. In the event of a disqualifying disposition, the Company is entitled to a compensation deduction to the extent ordinary income is recognized by the optionee.

     Nonqualified Stock Options. An optionee recognizes ordinary income upon the exercise of a nonqualified option equal to the spread between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise. Upon disposition of the shares acquired upon exercise of the option, the optionee will be accorded capital gain or loss treatment on the difference between the fair market value of the Company's Common Stock on the date of disposition and the fair market value of the Company's Common Stock on the date of exercise of the option.

     When an optionee exercises a nonqualified option, the Company withholds FICA and income taxes on the spread between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise, and is entitled to a compensation deduction in the amount of ordinary income recognized by the optionee upon exercise of the option.

        (3) PROPOSAL TO AMEND THE COMPANY'S DIRECTORS STOCK OPTION PLAN

     The Directors Stock Option Plan (the "Directors Plan") was initially approved by the shareholders of the Company at the 1994 Annual Meeting of Shareholders held on November 17, 1994, and has been amended several times since then. The Directors Plan was adopted to encourage increased ownership of the Company's Common Stock by the Company's non-employee directors, and to provide such directors with incentive-based compensation so as to further align their interests with the interests of the Company's shareholders.

PROPOSED AMENDMENT

     The Directors Plan provides for the issuance of options to purchase up to 200,000 shares of the Common Stock of the Company to non-employee directors of the Company. Non-employee directors are granted options under the Directors Plan in addition to their annual retainers and meeting fees.

     AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE DIRECTORS PLAN

     At the September 4, 2002 meeting of the Board of Directors, the Board authorized the management of the Company to seek approval from the shareholders of the Company of an amendment to the Directors Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the Directors Plan by 100,000 shares.

     Currently there are 200,000 shares of Common Stock of the Company reserved for issuance under the Directors Plan. As of October 8, 2002, options to purchase 141,500 shares of Common Stock of the Company were outstanding under the Directors Plan and, without taking into account the proposed amendment to the Directors Plan, 54,750 shares remain available for future option grants. The proposed increase in the number of shares of Common Stock of the Company reserved for issuance under the Directors Plan will allow the Company to continue to award grants of options to purchase shares of Common Stock of the Company to its non-employee directors.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE DIRECTORS PLAN.

TERMS OF THE DIRECTORS PLAN

     The following is a summary of the principal provisions of the Directors Plan, but it is not intended to be a complete description of all of the terms and provisions of the Directors Plan. A copy of the Directors Plan along with the proposed amendment will be furnished to any shareholder upon written request to the Secretary of the Company at the executive offices of the Company in Ann Arbor, Michigan.

     Only directors who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Directors Plan. There are currently eight directors eligible to participate in the Directors Plan. Neither the Named Officers, nor any other executives or employees of the Company, are eligible to participate in the Directors Plan.

     Under the Directors Plan, each non-employee director who is first elected or appointed after November 19, 1994 to the Board of Directors will receive an option to purchase 15,000 shares of Common Stock ("Initial Option") on the date of the first Board of Directors meeting following his or her election or appointment; provided that he or she is still serving on the Board at the time of such Board meeting. In addition, each non-employee director who has been a director for six months before January 1 following the date of each Annual Meeting of Shareholders held during the term of the Directors Plan, automatically shall be granted, as of January 1 following each such Annual Meeting, an option to purchase an additional 10,000 shares of Common Stock ("Annual Option") if he or she is still serving on the Board as of each January 1.

     Grants of options under the Directors Plan shall be at exercise prices equal to the last sale price per share of the Company's Common Stock on the Nasdaq National Market(R), as reported in The Wall Street Journal on the date of grant. As of the close of business on October 8, 2002, the price per share of Common Stock as quoted on the Nasdaq National Market(R) was $1.99.

     Each option granted under the Directors Plan becomes exercisable in four annual increments of 25% of the shares subject to the option, and expires five years from the date of grant, unless earlier terminated (the "Option Period"). If a non-employee director's service terminates for any reason prior to the date the option or portion thereof becomes exercisable, such option or portion thereof shall terminate. To the extent that an option is exercisable and is unexercised on the date the non-employee director's service terminates, the option shall terminate on the earlier of (i) the expiration date of the option or (ii) two months after such non-employee director's termination; provided, however, that the exercise period in clause (ii) shall be extended to one year after termination if termination is due to the non-employee director's death or disability. During the period from the non-employee director's termination until the termination of the option, the non-employee director or the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution, may exercise the option only to the extent that such option was exercisable on the date of the non-employee director's termination.

     The option exercise price is payable in cash, by certified check, bank draft or money order, in Common Stock having a fair market value equal to the option exercise price, or by any combination of the foregoing.

     The Directors Plan provides that in the event of any merger or consolidation in which the Company is the surviving corporation, the non-employee director will be entitled to receive, upon the exercise of their option, the number and class of shares of stock or other securities which the non-employee director would have been entitled to receive if, at the time of such merger or consolidation, the non-employee director had been a record holder of the number of shares of Common Stock underlying the option. In addition, options granted under the Directors Plan become immediately exercisable, if not otherwise exercisable, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, provided that a period of twelve months from the date of grant has expired.

     The Directors Plan provides that the portion of any outstanding option (including any option that has not been outstanding for one year) that has not expired or been exercised, terminated, canceled, forfeited or surrendered shall become exercisable in full in the event of a "change in control." A change in control is generally deemed to have occurred upon the happening of any of the following events: (i) the election of a Board of Directors of the Company, a majority of the members of whom were nominees of a person, other than persons who were members of the Board of Directors or officers of the Company as of certain specified dates, following the acquisition by such person(s) of twenty-five percent, or more, of the outstanding Common Stock, (ii) the acquisition of ownership by a person or group of persons described in (i) above of fifty-one percent, or more, of the Company's outstanding Common Stock, (iii) a sale of all or substantially all of the assets of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as of certain specified dates or any Employee Stock Ownership Plan for the benefit of employees of the Company, or (iv) a merger, consolidation or similar transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving corporation are not persons who were members of the Board of Directors of the Company as of certain specified dates.

     In the event of any dividend or subdivision or combination of shares, reclassification or merger or consolidation in which the Company is the surviving corporation, the aggregate number of shares of stock for which options may be granted and the number of shares subject to each outstanding option and the stated option price shall be appropriately adjusted; provided, however, that no adjustment shall be made to the extent such adjustment would cause the non-employee director to no longer be deemed "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3.

     Options granted under the Directors Plan are not transferable except by will or by the laws of descent and distribution, and may be exercised during a non-employee director's lifetime only by such non-employee director.

     The Directors Plan is administered by the Compensation Committee. The Committee is authorized to construe the provisions of the Directors Plan, but shall have no discretion with respect to the terms of grants made automatically under the Directors Plan, except to the extent such discretion would not result in the Directors Plan failing to qualify for the exemption provided under the Securities and Exchange Commission Rule 16b-3.

     Unless previously terminated, the Directors Plan will terminate on July 31, 2004. The Board may at any time prior to that date terminate or discontinue the Directors Plan or from time to time alter, amend or modify the Directors Plan; provided, however, that unless otherwise permitted under Securities and Exchange Commission Rule 16b-3 without shareholder approval, no amendment or modification, without the approval of the shareholders of the Company, shall (i) materially increase the benefits accruing to non-employee directors under the Directors Plan; (ii) increase the amount of Common Stock for which grants may be made under the Directors Plan (other than as permitted under the Directors Plan for anti-dilution purposes); or (iii) change the provisions relating to eligibility of individuals to whom grants may be made under the Directors Plan. No amendment or termination shall affect any option previously granted to a non-employee director without the consent of such non-employee director.

     The following table sets forth information with respect to options granted under the Directors Plan during fiscal year 2002, and options that would be granted under the Directors Plan in fiscal year 2003 if the current director nominees serve as members of the Board of Directors of the Company through January 1, 2004, to each person or group of persons listed in the table. None of the Company's executive officers or other employees participate in the Directors Plan. No associates of the directors, executive officers or other employees participate in the Directors Plan.

                                                               FISCAL YEAR 2002             FISCAL YEAR 2003
                                                       ---------------------------------    ----------------
                                                       WEIGHTED AVERAGE
            IDENTITY OF PERSON OR GROUP                 EXERCISE PRICE     OPTION GRANTS     OPTION GRANTS
            ---------------------------                ----------------    -------------    ----------------
Geoffrey B. Bloom, Director........................         $2.91             10,000             10,000
Daniel T. Carroll, Director........................         $2.91             10,000                 --(1)
Richard L. Crandall, Director......................         $2.91             10,000             10,000
Kathryn A. Jehle, Director.........................         $2.91             10,000             10,000
John H. MacKinnon, Director........................            --                 --             15,000(2)
Alan G. Merten, Director...........................         $2.91             10,000             10,000
John F. Rockart, Director..........................         $2.91             10,000             10,000
Anthony G. Stafford, Director......................            --                 --             15,000(3)
All current non-employee directors who are not
  executive officers as a group (8 persons)........         $2.91             60,000             80,000

-------------------------
(1) Mr. Carroll is retiring from the Board of Directors effective November 25, 2002 and will not be eligible for the Fiscal Year 2003 Annual Option grant.

(2) Pursuant to the Directors Plan, Mr. MacKinnon will receive his Initial Option grant to purchase 15,000 shares at the first Board of Directors meeting following his election to office.

(3) Pursuant to the Directors Plan, Mr. Stafford received his Initial Option grant to purchase 15,000 shares at an exercise price of $2.20 per share on September 4, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     Upon the exercise of an option granted under the Directors Plan, a non-employee director will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise, and the Company will receive a corresponding compensation tax deduction. Upon disposition of the shares acquired upon exercise of the option, the optionee will be accorded capital gain or loss treatment on the difference between the fair market value of the Company's Common Stock on the date of the disposition and the fair market value of the Company's Common Stock on the option exercise date.

       (4) SHAREHOLDER PROPOSAL CONCERNING EXECUTIVE OFFICER COMPENSATION

     Allied Owners Action Fund, c/o Privateer Asset Management Inc., P.O. Box 20170, Park West Station, New York, New York 10025, whom, as of October 2, 2002, owned 54,900 shares of common stock, has given notice that it intends to present the following resolution at the Annual Meeting for the reasons stated:

SHAREHOLDER PROPOSAL

MEANINGFUL COMPUTATION OF MANAGEMENT INCENTIVE COMPENSATION PROPOSAL

     The shareholders of Comshare urge our Board of Directors to determine future awards of performance-based compensation for top executive officers excluding from consideration income on short-term investments and changes in deferred tax assets and liabilities. Without limiting the flexibility of the Board to consider other factors, shareholders believe that the economic cost of stock options granted, pension promises and foreign currency translation should influence top executive management bonuses.

PROPONENT'S SUPPORTING STATEMENT

     In answer to a question at last year's annual meeting, CEO Dennis Ganster explained that top executive bonuses are awarded based on success in meeting Revenue Growth and Net Income targets. While Revenue Growth is fundamentally important to shareholder value, we believe Net Income as computed by Comshare in the past is not a good measure of management performance. Operating income or loss before Interest, Taxes and Restructuring Charges better reflects shareholder interests.

                                                                     NUMBERS IN THOUSANDS
                                                                ------------------------------
                     FISCAL YEAR ENDING                         JUNE 30, 2001    JUNE 30, 2000
                     ------------------                         -------------    -------------
Operating Loss before Interest, Taxes and Restructuring
  Charge....................................................       $  (224)         $  (363)
Interest Income.............................................         1,364            1,530
Increase in Net Deferred Tax Asset..........................         1,518              883
Net other adjustments (primarily cash paid for taxes and
  restructuring charge).....................................        (1,683)          (1,371)
Net Income..................................................            83              679
Bonuses paid to top five executives.........................           277              291
Stock options granted to top five executives................            30               55

     Consistent losses in the business are offset by interest income from short-term investments and non-cash increases in the deferred tax asset. The short-term interest income does not require significant management time and attention, and the level does not reflect management skill as much as the amount of cash held and the general level of interest rates. Including it for bonus computation purposes gives management a perverse incentive to hold too much cash.

     The deferred tax asset is highly uncertain and dependent on subjective management estimates. In fact, the entire asset was written off by management, two weeks after filing the 2001 annual report showing it worth over $8 million. Had management changed its opinion before the 2001 financial statements were finalized, Net Income would have been negative and management would have missed that bonus target. Including the deferred tax asset in the bonus calculation gives management a perverse incentive to make optimistic estimates.

     In fiscal 2001, Comshare incurred $850,000 in economic value of obligations not included in the Net Income figure for employee stock options, employee pension liabilities and foreign currency translation losses. The previous year the figure was $2,651,000. While Generally Accepted Accounting Principles allow employee stock option expense to be excluded from Net Income, and require that the other two items be excluded, we believe the Board should consider them among other factors in setting top executive management incentive compensation. They represent real economic value to shareholders and should not be ignored just because they are omitted from the Income Statement.

       RECOMMENDATION OF BOARD OF DIRECTORS AGAINST SHAREHOLDER PROPOSAL

     The Board of Directors believes that the shareholder proposal is not in the best interests of the Company and its shareholders and unanimously recommends a vote "AGAINST" the proposal.

     The proposal attempts to limit the flexibility of the Compensation Committee and Board of Directors in developing executive officer bonus plans, and consequently their ability to exercise their best judgment in representing the interests of shareholders. The proposal also places undue emphasis and attention on factors that are largely not within the control of executive officers and do not meaningfully affect the performance factors most vital to increasing shareholder value -- improved earnings per share and growth in revenues.

     As an important part of its responsibilities, the Compensation Committee of the Board of Directors adopts a new executive bonus plan each year and recommends it to the Board of Directors for approval. The Compensation Committee consists of members of the Board of Directors who are not officers or employees of the Company and do not receive compensation from the Company other than in their capacity as directors. The executive bonus plan is one element of an overall executive compensation program designed to attract and retain good executives and motivate them to increase shareholder value.

     The Compensation Committee and Board of Directors need to have flexibility in the design of the Company's executive officer bonus plans to allow for the inclusion of specific criteria encouraging achievement of goals established for the Company by the Board of Directors. The proposal, however, seeks to limit that flexibility by causing the Compensation Committee and Board of Directors to treat certain factors in a specific manner set forth in the proposal, whether or not such treatment will motivate the executive officers to achieve Company goals.

     In recent years, the Company has designed its executive bonus plans to focus the executive officers on achieving Company goals in two vital areas -- increasing revenues and improving earnings per share. To keep the bonus calculation simple and understandable for executives, and consistent with the focus of the public markets on earnings per share as calculated in accordance with generally accepted accounting principles, the only adjustment to the calculation of earnings per share for bonus purposes has been the elimination of nonrecurring income and charges. Projected levels of interest income and changes in deferred tax assets and liabilities were considered in determining the target levels of earnings per share that must be achieved to earn a bonus. As a result, adjusting the executive officer bonus plan for these items as suggested by the proposal would not have materially affected the level of bonus pay-outs. The other factors that the proposal recommends be considered in calculating executive officer bonuses are less meaningful to the Company at this time and far less controllable by the Company's executive officers than the factors currently used by the Company in such calculations. Accordingly, the use of the factors advocated by the proposal will only complicate the calculation of executive officer bonuses, potentially making them less understandable and less motivating to the executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL.

                              FURTHER INFORMATION

PRINCIPAL SHAREHOLDERS

     The Common Stock is the only voting security of the Company. The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by management of the Company to be the beneficial owner of more than five percent of its outstanding Common Stock. The number of shares reported is as of the date indicated in the footnote below. The percentage of class is based on 10,485,278 shares of Common Stock outstanding on October 8, 2002. Except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

AMOUNT AND NATURE OF   NAME AND ADDRESS                                            PERCENT
BENEFICIAL OWNERSHIP   OF BENEFICIAL OWNER                                         OF CLASS
--------------------   -------------------                                         --------
      798,300(1)       Benson Associates, LLC                                        7.61
                       111 S.W. Fifth Avenue
                       Suite 2130
                       Portland, Oregon 97204
    1,441,882(2)       Codec Systems Limited                                        13.75
                       Hyde House, Adelaide Road
                       Dublin 2, Ireland(3)
      666,550(4)       Dimensional Fund Advisors Inc.                                6.36
                       1299 Ocean Avenue, 11th Floor
                       Santa Monica, California 90401

-------------------------
(1) Based upon information contained in a Schedule 13G/A filed on February 14, 2002.

(2) Based upon information contained in a Schedule 13D/A filed on August 15, 2002.

(3) Anthony G. Stafford is the Chairman of the Board and Chief Executive Officer of Codec and owns 90 percent of Codec's issued and outstanding voting stock. He currently serves on the Board of Directors of the Company. Pursuant to a Standstill Agreement, dated August 15, 2002, among the Company, Codec and Mr. Stafford, Codec and Mr. Stafford have agreed, among other things, to vote, and use their best efforts to cause their officers, directors, managing personnel, affiliates, associates and immediate family to vote all of the shares of the Company's Common Stock owned by them for each of the Company's nominees for election to the Board and, in other matters, in accordance with the recommendation of the Company's Board, or, if so directed by the Board, pro rata with all other shareholders. For a copy of the Standstill Agreement, see Exhibit 10.01 to the Company's Form 8-K Report filed on August 19, 2002. The Standstill Agreement terminates the day following the Company's 2003 Annual Meeting of Shareholders.

(4) Based upon information contained in a Schedule 13G/A filed on February 12, 2002. Dimensional Fund Advisors Inc. ("Dimensional") furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds") and possesses sole voting and/or investment power over the securities of the Company described in the schedule that are owned by the Funds. All securities reported in the schedule are owned by the Funds, none of which, to the knowledge of Dimensional, individually owns more than five percent of the shares of Common Stock. Dimensional disclaims beneficial ownership of such securities.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of shares of the Company's Common Stock by each of the Company's directors, Named Officers (as defined below) and by all executive officers and directors of the Company as a group. The percentage of class is based on 10,485,278 shares of Common Stock outstanding on October 8, 2002.

                                                                COMMON STOCK OF THE
                                                                   COMPANY OWNED       PERCENT OF
                            NAME                                 BENEFICIALLY (1)        CLASS
                            ----                                -------------------    ----------
Geoffrey B. Bloom(2)........................................            42,221               *
Daniel T. Carroll(3)........................................            29,426               *
Richard. L. Crandall(4).....................................            83,076               *
Dennis G. Ganster(5)........................................           242,213            2.29
Brian Hartlen(6)............................................            23,230               *
Brian Jarzynski(7)..........................................            16,508               *
Kathryn A. Jehle (8)........................................            80,122               *
Kenneth Kane(9).............................................            39,073               *
David King(10)..............................................            61,572               *
John H. MacKinnon(11).......................................               500               *
Alan G. Merten(12)..........................................            31,146               *
John F. Rockart(13).........................................            50,221               *
Anthony G. Stafford(14).....................................         1,441,882           13.75
Stanley R. Starkey..........................................                --               *
All executive officers and directors as a group (13
  persons)(15)..............................................         2,140,690           19.86

-------------------------
 (1) To the best of the Company's knowledge, based on information reported by such directors and officers or contained in the Company's shareholder records. Unless otherwise indicated by any additional information included in the footnotes to the table, each of the named persons is presumed to have sole voting and investment power with respect to all shares shown.

 (2) Includes 7,625 shares that Mr. Bloom has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Directors Plan.

 (3) Includes 7,625 shares that Mr. Carroll has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Directors Plan.

 (4) Includes 7,625 shares that Mr. Crandall has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Directors Plan.

 (5) Includes 112,500 shares that Mr. Ganster has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Expired 1988 Stock Option Plan and the Company's 1998 Plan (collectively, the "Option Plans"). Mr. Ganster disclaims beneficial ownership of 5,000 shares reflected in the table that are owned by his spouse.

 (6) Includes 18,000 shares that Mr. Hartlen has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Option Plans.

 (7) Includes 8,626 shares that Mr. Jarzynski has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's 1998 Stock Option Plan.

 (8) Includes 55,250 shares that Ms. Jehle has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Option Plans.

 (9) Includes 21,250 shares that Mr. Kane has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Option Plans.

(10) Includes 39,000 shares that Dr. King has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Option Plans and 1,500 shares reflected in the table that are owned by his daughter.

(11) Pursuant to an Agreement effective October 16, 2002, among the Company, Codec and Mr. MacKinnon, Mr. MacKinnon has agreed, among other things, to vote, and use his best efforts to cause his affiliates, associates and immediate family to vote, all of the shares of the Company's Common Stock owned by him for each of the Company's nominees for election to the Board and, in other matters, in accordance with the recommendation of the Company's Board, or, if so directed by the Board, pro rata with all other shareholders.

(12) Includes 7,625 shares that Dr. Merten has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Directors Plan.

(13) Includes 7,625 shares that Dr. Rockart has, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Directors Plan and 8,000 shares reflected in the table that are owned by his spouse.

(14) All of the 1,441,882 shares of stock are owned by Codec. Due to his ownership of 90% of the voting stock of Codec, Mr. Stafford may be considered the beneficial owner of those shares; however, Mr. Stafford has disclaimed beneficial ownership of the shares reflected in the table. See footnote 3 to "Principal Shareholders" for further information concerning shares owned by Codec.

(15) Includes 292,751 shares that certain directors and executive officers have, or within 60 days of October 8, 2002 will have, the right to acquire pursuant to the presently exercisable portion of options granted under the Company's Directors Plan and Option Plans; and 5,000 shares referred to in Note (5) and 1,441,882 shares referred to in Note (14) above under "Stock Ownership of Management" as to which beneficial ownership is disclaimed.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information with respect to equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of June 30, 2002. The table does not include additional shares to be reserved for issuance under the 1998 Plan or the Directors Plan upon approval of amendments to those plans at the November 25, 2002 Annual Meeting.

                                                                                            NUMBER OF SECURITIES
                                          NUMBER OF SECURITIES                             REMAINING AVAILABLE FOR
                                              TO BE ISSUED         WEIGHTED-AVERAGED        FUTURE ISSUANCE UNDER
                                            UPON EXERCISE OF       EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                          OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
            PLAN CATEGORY                 WARRANTS AND RIGHTS     WARRANTS AND RIGHTS      REFLECTED IN COLUMN(A))
            -------------                 --------------------    --------------------    -------------------------
                                                  (A)                     (B)                        (C)
Equity compensation plans approved by
  security holders....................         1,695,464(1)              $5.25                     758,260
Equity compensation plans not approved
  by security holders.................                --                    --                          --
                                               ---------                                           -------
Total.................................         1,695,464                 $5.25                     758,260
                                               =========                                           =======

-------------------------
(1) Does not include any securities to be purchased under the Company's Employee Stock Purchase Plan after June 30, 2002.

EXECUTIVE OFFICERS

     The persons listed below currently are the executive officers of the Company.

                NAME                                            OFFICER(S)                           AGE
                ----                                            ----------                           ---
Dennis G. Ganster....................    Chairman of the Board, President and Chief Executive
                                         Officer                                                     51
Brian Hartlen........................    Senior Vice President, Marketing                            44
Brian J. Jarzynski...................    Senior Vice President, Chief Financial Officer,
                                         Treasurer and Assistant Secretary                           35
Kenneth Kane.........................    Senior Vice President, Direct Operations                    50
David King...........................    Senior Vice President, Product Development and Chief
                                         Technology Officer                                          58

     Mr. Ganster was named President and Chief Executive Officer of the Company in August 1997, and assumed the position of Chairman of the Board of the Company in August 2001. See "Election of Directors" for further information concerning Mr. Ganster.

     Mr. Hartlen was named Senior Vice President, Marketing of the Company in February 2001. He has been with the Company in various marketing, customer support and customer relations positions since 1976.

     Mr. Jarzynski was named Senior Vice President in June 2002, after serving as Vice President, Chief Financial Officer and Treasurer of the Company since February 2001. From August 1999 until February 2001, Mr. Jarzynski served as the Company's Controller and Chief Accounting Officer. From 1989 until he joined the Company in August 1999, Mr. Jarzynski held various positions at Ernst & Young LLP.

     Mr. Kane was named Senior Vice President, Direct Operations, in January 2002, after having served as the Company's Vice President, Eastern U.S. Region, from October 2000 until January 2002. From January 1978 through October 2000, he was employed by the Company in various positions including Vice President, Consulting.

     Dr. King was named Senior Vice President, Product Development and Chief Technology Officer of the Company in August 1997, after having served as Director of Research and Innovation of the Company since July 1995. He has been with the Company in various positions since March 1991 when the Company purchased the operating assets of Execucom Systems Corporation. Prior to the acquisition, Dr. King held various positions with Execucom Systems Corporation, including Director of Research and Development, from 1982 through 1991.

     The executive officers of the Company serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides summary information concerning compensation paid by the Company and its subsidiaries to (or accrued on behalf of) (i) the Company's Chief Executive Officer, (ii) the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2002, and (iii) an individual who served as an executive officer in fiscal year 2002 and from whom disclosures would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal year 2002 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                                                         AWARDS
                                                                                      ------------
                                                          ANNUAL COMPENSATION          SECURITIES
                                                      ----------------------------     UNDERLYING      ALL OTHER
                                                      FISCAL    SALARY      BONUS       OPTIONS       COMPENSATION
           NAME AND PRINCIPAL POSITION                 YEAR       ($)        ($)          (#)            ($)(1)
           ---------------------------                ------    ------      -----      ----------     ------------
Dennis G. Ganster.................................     2002     348,100         --       20,000           8,820
  President and Chief Executive Officer                2001     300,000    100,000       20,000          14,386
                                                       2000     300,000     90,000       20,000          12,759
Brian Hartlen(2)..................................     2002     158,900         --       10,000          10,914
  Senior Vice President, Marketing                     2001     135,169     35,300       20,000           8,901
                                                       2000     117,700     39,000           --           7,680
Brian J. Jarzynski(3).............................     2002     152,700         --       20,000          10,681
  Senior Vice President, Chief Financial Officer       2001     122,023     23,200       15,000           5,158
  and Treasurer                                        2000      85,385     24,500        9,750              --
Kenneth Kane(4)...................................     2002     188,800     87,700       40,000           6,972
  Senior Vice President, Direct Operations             2001     165,000     79,100        5,000          10,938
                                                       2000     132,000     58,000           --           7,171
David King........................................     2002     215,400         --       10,000          12,447
  Senior Vice President, Product Development           2001     200,000     54,600           --          12,713
  and Chief Technology Officer                         2000     187,000     44,880           --          10,712
Stanley R. Starkey(5).............................     2002     249,600         --           --           5,850
  Former Senior Vice President, Field Operations       2001     240,000     64,000           --          13,218
                                                       2000     225,000     54,000           --          10,777

-------------------------
(1) "All Other Compensation" for fiscal year 2002 is comprised of: (i) contributions made by the Company to the accounts (or accrued by the Company on behalf) of each of the Named Officers for each period presented under the Company's and its subsidiaries' defined contribution plans as follows: Mr. Ganster $7,617, Mr. Hartlen $10,419, Mr. Jarzynski $10,681, Mr. Kane $6,642, Dr. King $11,097, and Mr. Starkey $4,500, and (ii) the dollar value of any premiums paid by the Company during each period presented with respect to term life insurance for the benefit of each of the Named Officers (other than group life plans that do not discriminate in scope or terms of operations in favor of the executive officers, and are generally available to all salaried employees) as follows: Mr. Ganster $1,203, Mr. Hartlen $495, Mr. Kane $330, Dr. King $1,350, and Mr. Starkey $1,350.

(2) The amounts indicated for Mr. Hartlen reflect compensation paid to him in his capacity as Vice President of Marketing through February 2001 and Senior Vice President, Marketing for the remainder of fiscal year 2001.

(3) The amounts indicated for Mr. Jarzynski reflect compensation paid to him in his capacity as Corporate Controller and Chief Accounting Officer of the Company from August 1999, when he was hired by the

    Company, through February 2001, and Vice President, Chief Financial Officer and Treasurer of the Company for the remainder of fiscal year 2001. Mr. Jarzynski was promoted to Senior Vice President effective July 2002.

(4) The amounts indicated for Mr. Kane reflect compensation paid to him in his capacity as Vice President, Eastern U.S. Region through January 6, 2002 and Senior Vice President -- Direct Operations for the balance of fiscal year 2002.

(5) The amounts indicated for Mr. Starkey reflect compensation paid to him in his capacity as Senior Vice President, Field Operations of the Company through December 2001. In addition, the amounts indicated for Mr. Starkey under the heading "Annual Compensation -- Salary" for fiscal year 2002 include salary continuation payments of $122,115 paid to Mr. Starkey after his termination of employment with the Company.

OPTION GRANTS AND RELATED INFORMATION

     The following table provides information with respect to options granted to the Named Officers during fiscal year 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE
                             ----------------------------                                   VALUE AT ASSUMED
                               NUMBER OF      % OF TOTAL                                  ANNUAL RATES OF STOCK
                              SECURITIES       OPTIONS                                   PRICE APPRECIATION FOR
                              UNDERLYING      GRANTED TO    EXERCISE OR                      OPTION TERM(2)
                                OPTIONS      EMPLOYEES IN   BASE PRICE     EXPIRATION    -----------------------
           NAME              GRANTED(#)(1)   FISCAL YEAR      ($/SH.)         DATE        5%($)         10%($)
           ----              -------------   ------------   -----------    ----------     -----         ------
Dennis G. Ganster..........     20,000           5.20          2.40        6/12/2007      13,262        29,304
Brian Hartlen..............     10,000           2.60          2.40        6/12/2007       6,631        14,652
Brian J. Jarzynski.........     20,000           5.20          2.40        6/12/2007      13,262        29,304
Kenneth Kane...............     10,000           2.62          3.15        7/23/2006       8,703        19,231
                                20,000           5.20          2.60        2/07/2007      14,367        31,747
                                10,000           2.60          2.40        6/12/2007       6,631        14,652
David King.................     10,000           2.60          2.40        6/12/2007       6,631        14,652
Stanley R. Starkey.........         --             --            --               --          --            --

-------------------------
(1) All of these options, which were granted pursuant to the Company's 1998 Global Employee Stock Option Plan (the "1998 Plan"), were granted at market value on the date of grant, become exercisable annually in 25% increments beginning one year after the grant date and have a term of five years. The exercisability of certain of these options may be accelerated in the event of a change in control of the Company. See "Employment Agreements and Termination/Change in Control Agreements."

(2) Represents value of option at the end of a five-year term, assuming the market price of the Company's Common Stock appreciates at an annually compounded rate of 5% or 10%. These amounts represent assumed rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in the table will be achieved.

OPTION EXERCISES AND HOLDINGS

     The following table contains information regarding options exercised by the Named Officers during fiscal year 2002, and the value of options held by such officers as of June 30, 2002 measured in terms of the closing price of the Company's Common Stock on June 30, 2002.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                SHARES                            YEAR END(#)              FISCAL YEAR END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Dennis G. Ganster...........       0             0          157,500        62,500            0              0
Brian Hartlen...............       0             0           23,000        27,500            0              0
Brian J. Jarzynski..........       0             0            8,626        36,124            0              0
Kenneth Kane................       0             0           21,250        46,250            0              0
David King..................       0             0           69,000        18,000            0              0
Stanley R. Starkey..........       0             0                0             0            0              0

-------------------------
(1) Calculated on the basis of the number of shares subject to each such option multiplied by the excess of the fair market value of a share of Common Stock at June 30, 2002 over the exercise price of such option.

EMPLOYMENT AGREEMENTS AND TERMINATION/CHANGE IN CONTROL ARRANGEMENTS

     Under the Company's expired 1988 Stock Option Plan (the "Expired 1988 Plan"), incentive stock options were granted to key employees (including the Named Officers) and such stock options become fully exercisable, even if not otherwise exercisable, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, if a period of twelve months from the date of grant has expired. No further options (or SARs) may be granted under the Expired 1988 Plan as it expired June 1998. As of October 8, 2002, 161,500 shares of the Company's Common Stock were still subject to outstanding options under the Expired 1988 Plan.

     Under the 1998 Plan, stock options were granted to employees (including the Named Officers) and such stock options become fully exercisable, even if not otherwise exercisable, in the event of a change in control. As of October 8, 2002, 1,162,300 shares of the Company's Common Stock were subject to outstanding options under the 1998 Plan.

     As of June 1, 1998, the Company entered into Change in Control Severance Agreements with the following officers: Dennis G. Ganster, Dr. David R. King and Stanley R. Starkey. The Change in Control Severance Agreements were amended as of November 30, 1999. The Change in Control Severance Agreement with Mr. Starkey terminated upon the termination of his employment with the Company in November 2001. The Company entered into a Change in Control Severance Agreements with Brian Hartlen and Brian J. Jarzynski as of February 9 and February 16, 2001, respectively. The Company entered into a Change in Control Severance Agreement with Kenneth Kane as of January 7, 2002. The Change in Control Severance Agreements that the Company has entered into with its officers are collectively referred to as the "Change in Control Agreements."

     The Change in Control Agreement between Mr. Ganster, the Chairman, President and Chief Executive Officer, and the Company generally provides that in the event of termination of Mr. Ganster's employment within two years following a change in control of the Company, Mr. Ganster will be entitled to a cash severance benefit equal to three times his annual base salary as in effect at the time of the change in control, plus an amount equal to three times the average of his incentive bonus (excluding any special bonus payments) paid for the three fiscal years immediately preceding the fiscal year of the change in control. This severance payment is to be paid in a lump sum cash payment within ten days following Mr. Ganster's termination of employment. Payments made later than this ten-day period will be subject to interest at the prime rate plus two percent, which begins to accrue on the tenth day following the termination of employment.

     The Change in Control Agreements between the Company and each of Messrs. Hartlen, Jarzynski and Kane and Dr. King are substantially similar. The Agreements each generally provide that in the event of termination of such officers' employment within two years following a change in control of the Company, such officer will be entitled to a cash severance benefit equal to two times such officer's annual base salary, as in effect at the time of the change in control, plus an amount equal to two times the average of their annual incentive bonus paid for the immediately preceding three fiscal years and bonuses paid for a period of time during which they were not senior executives reporting to the President of the Company (excluding any special bonus payments). Bonuses paid for a partial fiscal year of service shall be proportionately increased so as to give the bonuses the effect of an amount for a full fiscal year. Such severance payments are to be paid in a lump sum cash payment within ten days following such officer's termination of employment. Payments made later than this ten-day period will be subject to interest at the prime rate plus two percent, which begins to accrue on the tenth day following the termination of employment.

     Each of the Change in Control Agreements provides that payments under this Agreement or any other plans, agreements or policies of the Company shall not be subject to the golden parachute cap under Sections 280G and 4999 of the Code. To the extent that the aggregate parachute payments equal or exceed the golden parachute cap set forth in Sections 280G and 4999 of the Code, the Company shall pay the executive an amount equal to a portion of the excise taxes owed by the executive on behalf of payments under the Change in Control Agreements or other golden parachute amounts.

     For purposes of the 1998 Plan and each of the Change in Control Agreements, the term "change in control" means (a) the election of a Board of Directors of the Company, a majority of the members of which were nominees of a person (including an individual, a corporation, partnership, joint venture, trust or other entity) or a group of persons acting together (other than persons who were members of the Board of Directors or officers of the Company as of August 14, 1998 for the 1998 Plan and as of June 1, 1998 for the Change in Control Agreements, or certain tax-qualified retirement plans of the Company (collectively, the "Exempted Persons")), following the acquisition by such person of twenty-five percent, or more, of the outstanding Common Stock of the Company; (b) the acquisition of ownership by a person (other than Exempted Persons) of fifty-one percent or more of the outstanding Common Stock of the Company; (c) a sale of all or substantially all of the assets of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as of August 14, 1998 for the 1998 Plan and as of June 1, 1998 for the Change in Control Agreements, or by any tax-qualified retirement plan for the benefit of employees of the Company; or (d) a merger, consolidation or other similar transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving company were not Continuing Directors. Continuing Directors means persons (x) who were members of the Board of Directors of the Company immediately before the change in control, and (y) who also were members of the Board of Directors of the Company as of August 14, 1998 for the 1998 Plan and as of June 1, 1998 for the Change in Control Agreements, or are new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination who either were directors as of August 14, 1998 for the 1998 Plan and as of June 1, 1998 for the Change in Control Agreements or whose election or nomination for election was previously approved as provided above.

     For purposes of each of the Change in Control Agreements, the term "termination of employment" is defined as (a) the officer's involuntary termination by the Company for any reason other than death, disability, retirement or cause; or (b) the officer's termination for (i) any reassignment or change in the identity or corporate position to whom the officer reports, or a change in title (other than a promotion); (ii) any reduction in the officer's base salary or failure by the Company to continue any bonus, stock or incentive plans; (iii) the discontinuance or reduction in benefits to the officer of any qualified or nonqualified retirement or welfare plan or the discontinuance of any fringe benefits or other perquisites; (iv) the required relocation of the officer's principal place of employment by more than fifty miles or more frequent and/or longer required business traveling (other than on account of a promotion); or (v) the Company's breach of any provision of the Change in Control Agreement.

     In connection with Stanley Starkey's separation from the Company, the Company agreed to pay Mr. Starkey bi-weekly salary continuation payments of $9,615.38 until December 18, 2003, and a car allowance of $945 per month until December 18, 2002; to continue his health insurance coverage until December 18, 2003, or until he is eligible for group health insurance coverage from another employer and to allow him to exercise his rights under the Company's Benefit Adjustment Plan.

DIRECTOR COMPENSATION

     In fiscal year 2002 each director who was not an officer or employee of the Company received for his or her services as such a semi-annual retainer of $4,000, plus $1,000 for each Board or committee meeting attended. In addition, the Chairman of each standing committee received a semi-annual retainer of $2,500 for serving as such.

     Non-employee directors may make semi-annual elections, prior to the end of each December and June of each calendar year, to purchase shares of Common Stock of the Company instead of receiving all or a portion of his or her base cash compensation. In fiscal year 2002, Messrs. Bloom, Carroll, and Crandall and Drs. Merten and Rockart, non-employee directors of the Company, elected to purchase a total of 28,515 shares of Common Stock of the Company at a weighted average purchase price of $3.00 per share in lieu of compensation.

     Directors who are officers or employees of the Company receive no compensation (beyond their compensation for services as an officer or employee) for serving as directors.

     The Company's Directors Plan provides for the issuance of options to purchase up to 200,000 shares (proposed to be increased to 300,000 shares) of the Company's Common Stock to non-employee directors of the Company. Under the Directors Plan, each non-employee director serving on the Board of Directors on November 17, 1994 was granted an option to purchase 7,500 shares of the Company's Common Stock at an exercise price of $8.33 per share. Any non-employee director who is first elected or appointed to the Board of Directors after November 19, 2001 will receive an option to purchase 15,000 shares of the Company's Common Stock on the date of the first Board of Directors meeting following his or her election or appointment. In addition, each non-employee director who has been a director for six months before the January 1 following the date of each Annual Meeting of Shareholders held during the term of the Directors Plan automatically shall be granted, as of the January 1 following each such Annual Meeting, an option to purchase an additional 10,000 shares of Common Stock. Options under the Directors Plan are granted at the last sale price per share of the Company's Common Stock on the Nasdaq National Market(R) on the date of grant, are exercisable at a rate of 25% per year beginning one year from the date of grant and have a term of five years. Options granted under the Directors Plan become immediately exercisable, if not otherwise exercisable, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, provided that a period of twelve months from the date of grant has elapsed. On January 1, 2002, options to purchase 10,000 shares at an exercise price of $2.91 were granted to each of Messrs. Bloom, Carroll and Crandall, Ms. Jehle, and Drs. Merten and Rockart, and on September 4, 2002, an option to purchase 15,000 shares at an exercise price of $2.20 was granted to Mr. Stafford as an Initial Option. As of October 8, 2002, 141,500 options were outstanding under the Directors Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Mr. Bloom, and Drs. Merten and Rockart. During fiscal year 2002, no member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries nor had any member of the Compensation Committee formerly served as an officer of the Company or any of its subsidiaries. During fiscal year 2002, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, any of whose executive officers served either on the Board of Directors or on the Compensation Committee of the Company.

                         COMPENSATION COMMITTEE REPORT

     The responsibilities of the Compensation Committee include recommending to the Board of Directors the compensation for the executive officers of the Company, who during all or part of fiscal year 2002 were Mr. Ganster, Mr. Hartlen, Mr. Jarzynski, Mr. Kane, Dr. King and Mr. Starkey. The Committee also considers recommendations from the Chief Executive Officer for compensation of other officers of the Company and recommends to the Board of Directors approval or changes in those recommendations. The Committee also grants stock options to officers and employees under the 1998 Plan.

     The Committee met six times in fiscal year 2002. Executive officers were not present during the Committee's consideration of their individual compensation.

     The Company's executive compensation program is designed to give executives a balanced incentive package that encourages the achievement of both short-term and long-term performance goals and that rewards improvement in shareholder value. The Committee believes that the compensation program is essential to the Company's effort to attract and retain key executives. The Committee also believes that the Company's compensation program should encourage the executive officers to align their interests with the shareholders by conditioning a significant portion of executive compensation on increases in shareholder value.

     The executive compensation program consists of three main components: base salary, performance bonuses and stock-based incentives. In addition, the executive officers participate in the Company's employee benefit plans generally on the same terms as other Company employees.

  BASE SALARY

     The base compensation of Mr. Ganster as the chief executive officer of the Company had been established at $300,000 when he was appointed to that position in August 1997, and at his request that amount remained the same each year through fiscal year 2001. In recognition of Mr. Ganster's outstanding efforts during that period, the Committee increased his base compensation for fiscal year 2002 to $350,000. The four senior vice presidents in office at the beginning of fiscal year 2002 were given raises of between 2.1% and 11.6% in recognition of their performance. During the fiscal year Mr. Starkey left office and was replaced through the internal promotion of Mr. Kane, who was given an increase in base salary of 17.7% to reflect his increased responsibility in senior management.

  PERFORMANCE BONUSES

     The Committee adopted an incentive plan for executive officers for fiscal year 2002 that called for payments equal to 60% of base salary for the Chief Executive Officer, 50% of base salary for Mr. Starkey, and 40% of base salary for the other executive officers if the Company achieved specific revenue growth and earnings per share targets (after allowance for nonrecurring charges and events). The incentive payment target amounts for fiscal year 2002 were based 50% on revenue growth targets and 50% on earnings per share targets. Mr. Kane, however, was guaranteed a minimum bonus of $50,000 in his Senior Vice President position to ensure that his total compensation in his new position in fiscal year 2002 would not be less than his expected compensation in his former sales position. The remainder of Mr. Kane's bonus for fiscal year 2002 related to his activities as a sales executive prior to his appointment as an executive officer. The Company did not achieve the fiscal year 2002 incentive payment targets so, with the exception of Mr. Kane's guaranteed bonus, the executive officers received no target performance bonuses.

  STOCK OPTION AWARDS

     Stock option awards are an important means by which the Committee directly links executive officers' compensation to the appreciation in value realized by all of the Company's shareholders. Under the Company's stock option plans, options are granted at exercise prices equal to the market price on the date of grant and therefore have no value to the executive unless the Company's stock appreciates. In making awards, the Committee considers each executive's responsibilities and performance as well as the existing level of stock options held by each executive.

     During fiscal year 2002 the Committee granted stock options to each of Mr. Ganster and Mr. Jarzynski in the amount of 20,000 shares, to each of Mr. Hartlen and Mr. King in the amount of 10,000 shares, and to Mr. Kane in the amount of 40,000 shares. The grant to Mr. Jarzynski reflected his promotion to Senior Vice President. The total amount granted to Mr. Kane included an earlier grant in his capacity as a sales executive as well as his initial and annual grants as Senior Vice President. The remainder of the grants reflected annual grants to the executive officers designed to increase their incentive to continue to work to improve the Company's performance.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company from time to time reviews the extent to which its executive compensation arrangements are subject to the provisions of the Code and related regulations limiting the deductibility of executive compensation in excess of $1,000,000 paid to any of the five most highly compensated executive officers of the Company in any fiscal year which does not qualify for an exemption under the statute or proposed regulations. The Expired 1988 Plan and the 1998 Plan include restrictions required by the Code to except option grants under these plans from the limit on deductibility. The Committee does not presently believe that the other components of the Company's compensation program are likely to result in payments to any executive officer in any year in excess of $1,000,000, other than the Company's severance arrangements following certain changes in control of the Company, and therefore has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time.

COMPENSATION COMMITTEE:                 GEOFFREY B. BLOOM, CHAIR
                                        ALAN G. MERTEN
                                        JOHN F. ROCKART

                               SHAREHOLDER RETURN

     Set forth below is a graph comparing the cumulative total return on the Company's Common Stock from July 1, 1997 through June 30, 2002 with the Standard and Poor's Application Software Index (the "S&P Application Software Index") and The Nasdaq Stock Market (U.S.) Index (the "Nasdaq US Index"). The graph assumes that the value of the investment in the Company's Common Stock, the S&P Application Software Index and the Nasdaq US Index was $100 on July 1, 1997 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.
[PERFORMANCE CHART]

                                                        COMSHARE,                 NASDAQ STOCK              S & P APPLICATION
                                                      INCORPORATED                MARKET (U.S.)                 SOFTWARE
                                                      ------------                -------------             -----------------
6/97                                                     100.00                      100.00                      100.00
6/98                                                      63.13                      131.62                      120.78
6/99                                                      24.75                      189.31                       40.38
6/00                                                      38.38                      279.93                       42.49
6/01                                                      25.94                      151.75                       39.82
6/02                                                      17.78                      103.40                       16.68

* $100 invested on 6/30/97 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

                                                        ------------------------------------------------------------
                                                                          Cumulative Total Return
--------------------------------------------------------------------------------------------------------------------
                                                         6/97      6/98      6/99      6/00      6/01      6/02
--------------------------------------------------------------------------------------------------------------------
 COMSHARE, INCORPORATED                                 100.00     63.13     24.75     38.38     25.94     17.78
--------------------------------------------------------------------------------------------------------------------
 NASDAQ STOCK MARKET (U.S.)                             100.00    131.62    189.31    279.93    151.75    103.40
--------------------------------------------------------------------------------------------------------------------
 S & P APPLICATION SOFTWARE                             100.00    120.78     40.38     42.49     39.82     16.68
--------------------------------------------------------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's combined consolidated financial statements for the fiscal year ending June 30, 2002 have been examined by Ernst & Young, LLP ("E&Y"). A representative of E&Y is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions. In accordance with the Company's past practice, the selection of independent public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2003 will be made by the Board of Directors at a later date.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     Effective June 12, 2002, the Company, upon the approval of the Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as the independent public accountants for the Company and engaged E&Y as independent public accountants for the Company for the fiscal year ending June 30, 2002. Andersen had audited the financial statements of the Company since 1972. The Company reported this change in independent accountants on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 12, 2002.

     Andersen's reports on the Company's consolidated financial statements for each of the years ended June 30, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the Company's fiscal years ended June 30, 2000 and 2001 and through June 12, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with Andersen's report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the Company's Current Report on Form 8-K was a copy of Andersen's letter, dated June 12, 2002, stating its agreement with such statements.

     During the fiscal years ended June 30, 2000 and 2001 and through June 12, 2002, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

     AUDIT FEES. E&Y billed the Company $119,873 for professional services in connection with the audit of the Company's fiscal year 2002 financial statements.

     Andersen billed the Company $25,000 for professional services in connection with its review of the Company's financial statements during fiscal year 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Neither E&Y nor Andersen billed the Company for operating, designing or supervising the Company's computer, financial or information systems during fiscal year 2002.

     ALL OTHER FEES. E&Y did not bill the Company for other services rendered during fiscal year 2002. Andersen billed the Company $48,200 for other services rendered during fiscal year 2002. These fees were for assistance in tax matters and professional services in connection with the Company's fiscal year 2001 financial statements.

     The Audit Committee of the Board does not consider the provision of the services described above by either E&Y or Andersen to be incompatible with the maintenance of independence by either firm.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of their ownership with the Securities and Exchange Commission

(the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any delinquent filings and failures to file such reports.

     Based solely on its review of the copies of such reports received by it and written representations of its incumbent directors and officers, the Company believes that, during the period from July 1, 2001 to June 30, 2002, all of these applicable requirements were complied with by each of its directors, officers and greater than ten percent beneficial owners, except for Forms 3 that were filed one day late for each of Codec and Anthony G. Stafford and one Form 4 that each of Codec and Anthony G. Stafford filed ten days late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Codec is one of the Company's principal shareholders and distributors. Anthony G. Stafford, a member of the Company's Board of Directors, is the Chief Executive Officer of Codec and owns 90% of Codec's issued and outstanding voting stock. Software revenue of $1.2 million was received by the Company from Codec in fiscal year 2002. Codec's contractual terms and conditions are not materially different from those of the Company's other distributors. In connection with its relationship as a distributor for the Company, Codec had outstanding accounts receivable due the Company during fiscal year 2002 for amounts up to $380,583. As of September 30, 2002 Codec's accounts receivable due the Company was $292,800. Interest on delinquent amounts owed by Codec accrues at the rate of
1.5 percent per month, or the maximum rate permitted by applicable law, whichever is less.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2003 Annual Meeting that are eligible for inclusion in the Company's Proxy Statement for that meeting under Rule 14a-8 promulgated under the Exchange Act must be received by the Company not later than June 23, 2003 if they are to be included in the Company's Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company's principal executive offices and should satisfy the requirements applicable to shareholder proposals contained in the Company's bylaws. Shareholder proposals intended to be presented at the 2003 Annual Meeting that are not eligible for inclusion in the Company's Proxy Statement for that meeting under Rule 14a-8 promulgated under the Exchange Act must satisfy the requirements applicable to shareholder proposals contained in the Company's bylaws. Such proposals must be addressed to the Secretary at the Company's principal executive offices and must be received at the Company's principal executive offices not less than ninety days prior to the anniversary of the preceding year's annual meeting, which date will be August 27, 2003. The Company also expects the persons named as proxies for the 2003 annual meeting to use their discretionary voting authority with respect to any proposal presented or offered to be presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal during the period provided in the Company's bylaws.

                                    GENERAL

     The Board does not intend to present any matters at the Annual Meeting other than those described above. However, if any other matters should properly come before the meeting, including any shareholder proposal that has been omitted from this Proxy Statement in accordance with the rules of the Securities and Exchange Commission, or any matter which the Company did not have notice of prior to August 21, 2002, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters. No shareholder proposals, other than as contained in this Proxy Statement, were submitted in fiscal year 2002 prior to August 21, 2002. Consequently, no such proposals are permitted to be proposed at the Annual Meeting.

October 18, 2002
Ann Arbor, Michigan

--------------------------------------------------------------------------------
PROXY - COMSHARE, INCORPORATED
--------------------------------------------------------------------------------

555 Briarwood Circle, Ann Arbor, Michigan 48108
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 25, 2002

The undersigned hereby appoints Dennis G. Ganster and Brian J. Jarzynski, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Comshare, Incorporated to be held on Monday, November 25, 2002 or at any adjournment or adjournments thereof.

When properly executed, this proxy will be voted in the manner directed. If no direction is given, this proxy will be voted FOR all nominees for election as directors, and FOR Proposals 2 and 3 and AGAINST Proposal 4.

Discretionary authority is hereby conferred as to any other matters as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and the Annual Report of Shareholders of Comshare, Incorporated for the year ending June 30, 2002. The undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Please mark, date, sign and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

SEE REVERSE SIDE








INSTRUCTIONS FOR VOTING BY TELEPHONE

Comshare, Incorporated encourages you to take advantage of the convenient telephone voting method to vote your shares for the proposals to be covered at the Annual Meeting of Shareholders. Voting by telephone confers discretionary authority as to any other matters as may properly come before the meeting. Please take the opportunity to use this voting method as outlined below to cast your ballot.

[PHONE] To vote using the Telephone (within U.S. and Canada)

         - Call toll free 1-800-816-9050 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Have your proxy card in hand when you call.

         - Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.

         - Follow the simple recorded instructions.

         Option 1: To vote as the Board of Directors recommends on ALL proposals: Press 1.

                   When asked, please confirm your vote by pressing 1.

         Option 2: If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.


HOLDER ACCOUNT NUMBER C0123456789                      PROXY ACCESS NUMBER 12345

If you vote by telephone, DO NOT mail back the proxy card.
THANK YOU FOR VOTING

                                                                               +
                                                        000000 0000000000 0 0000

COMSHARE, INCORPORATED                                  000000000.000 ext
                                                        000000000.000 ext
                                                        000000000.000 ext
 MR A SAMPLE                                            000000000.000 ext
 DESIGNATION (IF ANY)                                   000000000.000 ext
 ADD 1                                                  000000000.000 ext
 ADD 2                                                  000000000.000 ext
 ADD 3
 ADD 4                                                  HOLDER ACCOUNT NUMBER
 ADD 5
 ADD 6                                                  C 1234567890     J N T

Use a black pen. Mark with
an X inside the grey areas  [X]                         [ ]  Mark this box with an X if you have made
as shown in this example.                                    changes to your name or address details above.

--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

[A] ELECTION OF DIRECTORS                               PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors Recommends a Vote FOR the listed nominees.

                           FOR WITHHOLD                             FOR WITHHOLD
01 - Geoffrey B. Bloom                    05 - John H. MacKinnon

02 - Richard L. Crandall                  06 - Alan G. Merten

03 - Dennis G. Ganster                    07 - John F. Rockart

04 - Kathryn A. Jehle                     08 - Anthony G. Stafford

[B] ISSUES
The Board of Directors Recommends a                                 The Board of Directors Recommends
Vote FOR the following proposals.                                   a Vote AGAINST the following proposal.

                                  FOR AGAINST ABSTAIN                                                       FOR AGAINST ABSTAIN

2. Approval of the Amendment                                        4. Shareholder Proposal concerning
   to the 1998 Global Employee                                         Executive Officer Compensation.
   Stock Option Plan to increase
   the number of shares reserved
   for issuance by 400,000
   shares.



3. Approval of the Amendment
   to the Directors Stock Option
   Plan to increase the number of
   shares reserved for issuance
   by 100,000 shares.





[C] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature 1 - Please keep signature within the box      Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)
[                                                  ]    [                                                  ]   [     /     /     ]

                                                                      Appendix 1

                             COMSHARE, INCORPORATED

                     1998 GLOBAL EMPLOYEE STOCK OPTION PLAN

         1. Purpose. This Stock Option Plan, which shall be known as the "1998 Global Employee Stock Option Plan" (the "Plan"), provides for the granting to such employees of Comshare, Incorporated (the "Company") and its subsidiaries as may be selected by the Compensation Committee of the Board of Directors of the Company (the "Committee"), options to purchase Common Stock of the Company. The word "Company" when used in this Plan with reference to employment shall include subsidiaries of the Company. The word "subsidiary" when used in this Plan shall mean any corporation a majority of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

         2. Administration. The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee may adopt rules and regulations for the administration of the Plan and may make such interpretations of and determinations under, and take such action in connection with, the Plan or the options granted hereunder as it deems necessary or advisable. Each interpretation, determination or other action made or taken pursuant to the Plan by the Committee shall be final and conclusive for all purposes and upon all persons.

         3. Stock. The stock to be issued under the Plan shall be authorized and unissued shares of Common Stock of the Company, par value $1.00 per share (the "Stock"). The total amount of Stock on which options may be granted under the Plan shall not exceed 900,000 shares, subject to adjustment as provided in Paragraph 13 hereof. Stock released from option upon the termination, cancellation, expiration, forfeiture or surrender of any option prior to complete exercise of the option may again be subjected to options under the Plan.

         4. Grant of Options. The Committee, at any time and from time to time prior to the termination of the Plan as provided in Paragraph 15 hereof, may grant options to such employees of the Company and its subsidiaries, as the Committee may select and for such number of shares as the Committee shall designate, subject to the provisions of this Paragraph and Paragraphs 2 and 3 hereof. Provided, however, that no employee shall be eligible to receive aggregate option grants under this Plan in any one fiscal year to purchase more than 100,000 shares of Stock. The Committee may designate any option granted hereunder as either an incentive stock option or a nonqualified stock option, or the Committee may designate a portion of an option as an incentive stock option or a nonqualified stock option. An incentive stock option is an option intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"). A nonqualified stock option is an option granted under the Plan other than an incentive stock option. Each option granted under the Plan shall meet all of the terms and conditions of the Plan, except that an incentive stock option shall comply with the additional provisions of Paragraph 5 hereof. The date on which an option shall be granted shall be the date of the Committee's authorization of the option or such later date as may be determined by the Committee at the time the option is authorized. Any individual may hold more than one (1) option under this Plan. No individual shall be ineligible for an option under this Plan because he has received or is eligible to receive an option under any other plan or arrangement of the Company. Each option shall be evidenced by a stock option agreement in such form and containing such provisions not inconsistent with the Plan as the Committee shall approve ("Stock Option Agreement").

         5. Incentive Stock Options. Any option intended to constitute an incentive stock option shall comply with the requirements of this Paragraph 5. No incentive stock option shall be granted to any participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company or any subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary unless, at the date of grant, the exercise price for the option is at least one hundred and ten percent (110%) of the fair market value of the shares subject to the option and the option, by its terms, is not exercisable more than five (5) years after the date of grant. The aggregate fair market value of the underlying Stock (determined as of the time the options are granted) to which incentive stock options under the Plan (and a plan of a subsidiary corporation) may first be exercised by a participant in any one (1) calendar year shall not exceed one hundred thousand dollars ($100,000).

         6. Option Price. The option price for each share of stock for which an option is granted under the Plan shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date the option is granted. Unless determined otherwise by the Committee, the fair market value shall be the last sale price of the Company's Stock on the NASDAQ National Marketing System, as reported in The Wall Street Journal for the grant date. In the absence of any trading on the grant date, unless determined otherwise by the Committee, the fair market value shall be the last sale price of the Company's Stock on the NASDAQ National Market System for the immediately preceding date on which there was trading, as reported in The Wall Street Journal. The Committee may not reprice an outstanding option granted under the Plan or cancel an outstanding option followed by the grant of a replacement option having the same effect as a repricing, without the consent of shareholders.

         7. Term of Options and Rights. Except in the event of a Change in Control, as set forth in Section 10, no option granted under this Plan may be exercised prior to the date twelve (12) months from the date of grant of such option. The Committee may determine with respect to each option granted under the Plan the time or times when the option may be exercised, and may require that the exercise of an option shall be subject to the satisfaction of conditions relating to the optionee's position and duties with the Company and the performance thereof. Unless specified otherwise in an optionee's Stock Option Agreement, options granted hereunder shall vest twenty-five percent (25%) annually over four (4) consecutive years commencing on the first (1st) anniversary of the grant date and shall not be exercisable after the tenth
(10th) anniversary of the grant date. Any provision of the Plan notwithstanding, no option shall be exercised on or after the date ten (10) years from the date of grant of such option.

         8. Termination of Employment. Upon the expiration of a period of ninety
(90) days after the termination of the employment of an optionee for any reason other than death or disability as defined in Section 22(e) of the Code, all rights to purchase shares pursuant to an exercisable option shall expire and terminate. The Committee may determine, however, with respect to any option granted under the Plan, that the option shall terminate at a time prior to the expiration of such ninety (90) day period. Termination of employment shall be defined as the last day on which an optionee performs services for the Company and shall not include severance pay periods, paid vacation periods or periods during which compensation in lieu of notice is paid following an optionee's actual termination of employment. Absence from the Company or a subsidiary as a result of authorized leaves of absence for military or government service or for other special purposes approved by the Committee shall not constitute a termination of employment under this Paragraph.

         9. Death or Disability of an Option Holder. In the event of an option holder's (a) termination of employment due to disability, as defined in Section 22(e) of the Code, or (b) the death of an option holder while an employee of the Company or within any period not exceeding the one (1) month period following his termination of employment during which his option may be exercised, such option may, subject to the terms thereof and the other terms of the Plan (specifically including Section 7 hereof), be exercised by the option holder or the legal representative of such holder's estate (on behalf of his estate or the person or persons to whom the option passed by will or by the laws of descent and distribution) at any time prior to the first (1st) anniversary of the option holder's termination of employment due to disability or the death of such holder, but only to the extent that such holder was entitled to exercise such option at the date of his death or termination of employment due to disability.

         10. Change in Control. The portion of any outstanding option (including any option that has not been outstanding for twelve (12) months) that has not expired or been exercised, terminated, canceled, forfeited or surrendered shall become exercisable in full in the event of a Change in Control. For this purpose, Change in Control shall be defined as the occurrence of any of the following events:

                  (a) the election of a Board of Directors of the Company, a majority of the members of which were nominees of a person (including an individual, a corporation, partnership, joint venture, trust or other entity) or a group of persons acting together (other than persons who were members of the Board of Directors or officers of the Company as of August 14, 1998 or a tax-qualified retirement plan approved by the Board of Directors of the Company (including at least a majority of the Incumbent Directors ("Exempted Persons")), following the acquisition by such person, group of persons or plan of ownership (directly or indirectly, beneficially or of record) of twenty-five (25%) percent, or more, of the outstanding Common Stock of the Company;

                  (b) the acquisition of ownership by a person or group of persons described in subparagraph (a) above (other than Exempted Persons) of fifty-one (51%) percent, or more of the outstanding Common Stock of the Company;

                  (c) a sale of all or substantially all of the assets of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as of August 14, 1998 or by any tax-qualified retirement plan for the benefit of employees of the Company; or

                  (d) a merger, consolidation or other similar transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving company are not Continuing Members.

The term "Incumbent Directors" means members of the Board of Directors of the Company as of August 14, 1998 or new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination, who either were directors as of August 14, 1998, or whose election or nomination was previously approved as provided above. In the event that a majority of the Incumbent Directors do not approve the tax-qualified retirement plan or there are no Incumbent Directors, the tax-qualified retirement plan shall not be an Exempted Person. The term "Continuing Directors" means persons (A) who are members of the Board of Directors immediately before the change in control and (B) who also were members of the Board of Directors of the Company as of August 14, 1998 or are new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination who either were directors as of August 14, 1998 or whose election or nomination for election was previously approved as provided above.

         11. Exercise of Options.

                  (a) Full payment for shares purchased pursuant to options granted under the Plan shall be made at the time of exercise of the options, unless the exercise is pursuant to the cashless exercise procedure described herein. Options may be exercised in whole or in part.

                  (b) Payment for shares being purchased upon the exercise of options granted under the Plan may be made in cash or by personal check, certified or bank cashier's check, or by surrendering to the Company Permitted Shares, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of cash, personal check, certified or bank cashier's checks, or Permitted Shares. Payment by check from an optionee who has terminated employment with the Company shall be in the form of a certified or bank cashier's check and not by a personal check. Permitted Shares surrendered as payment for shares purchased pursuant to the exercise of options granted under the Plan shall be valued, for such purpose, at the last sale price of the Company's Stock on the NASDAQ National Market System, as reported in The Wall Street Journal for the close of business on the last trading day preceding the date on which the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, are surrendered for such purpose to the Company.

                  (c) At the discretion of the Committee, as set forth in an optionee's Stock Option Agreement, any option granted under the Plan may be deemed exercised by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the optionee's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("cashless exercise procedure"). For purposes of the cashless exercise procedure, fair market value of the Company's Stock on the date of exercise shall be the per share amount actually paid to the optionee by the brokerage house (before application of brokerage commissions and other applicable fees) upon the sale of the Stock used to satisfy the exercise price.

                  (d) A person exercising an option shall reimburse the Company for any income or employment tax withholding requirements and provide the Company with such information and data as the Company may deem necessary. To satisfy the applicable withholding requirements, prior to the date on which an exercise becomes taxable, an optionee may make a written irrevocable election to tender Permitted Shares, provided that the shares have an aggregate fair market value sufficient to satisfy in whole or in part the applicable withholding taxes. For purposes of this Paragraph, the term fair market value shall mean the last sale price of the Company's Stock on the NASDAQ National Market System, as reported in The Wall Street Journal for the close of business on the last trading date preceding the date on which the exercise becomes taxable. An optionee subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be subject to special notice and timing requirements in connection with the tender of Permitted Shares to satisfy withholding requirements.

                  (e) The Company may require an employee, as a condition of exercise, to establish to the satisfaction of the Company that all shares acquired upon the exercise of an option shall be acquired for investment and not for resale. The Company may permit the subsequent sale or other disposition of any Stock so acquired if it is satisfied that such sale or other disposition would not contravene applicable securities law. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange or nationally-recognized trading market on which the Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws. No Stock shall be issued until counsel for the Company has determined that the Company has complied with all requirements under applicable securities laws.

                  (f) "Permitted Shares" are shares of the Company's Stock to be delivered to pay the exercise price of the option or satisfy applicable income or employment tax withholding requirements (the "Delivered Shares"):

                           (i) which have been owned by the optionee for at
least six (6) months prior to the date of delivery, or

                           (ii) if they have not been owned by the optionee for
at least six (6) months prior to the date of delivery, the optionee then owns, and has owned for at least six months prior thereto, a number of shares of the Company's Stock at least equal in number to the Delivered Shares.

Shares of the Company's Stock which have been treated during the prior six (6) months as owned by the optionee for purposes of determining whether shares of the Company's Stock constitute Delivered Shares as provided in (ii) above:

                           (i) may not be used as Delivered Shares, and

                           (ii) may not be counted as owned by the optionee in
determining whether shares of the Company's Stock are Permitted Shares.

         12. Options Not Transferable. No option granted under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution, and an option may be exercised during an optionee's lifetime only by the optionee.

         13. Adjustments.

                  (a) In the event of any stock dividend on the Stock, subdivision or combination of shares of the Stock, reclassification of the Stock, and (in accordance with the provisions of the next Paragraph of this Paragraph 13) in the event of a merger or consolidation in which the Company shall be the surviving corporation, the aggregate number and class of shares available for the granting of options under the Plan, the number and class of shares subject to each outstanding option and the option prices shall be proportionately adjusted.

                  (b) After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each optionee shall, at no additional cost, be entitled upon any exercise of his option, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which such optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of record of a number of shares of Stock of the Company equal to the number of shares as to which such option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, any option granted under this Plan shall terminate.

         The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board of Directors of the Company (the "Board") in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

         14. No Rights as Shareholder. The holder of an option shall not have any rights as a shareholder of the Company with respect to any of the shares covered by such option until issuance of a stock certificate or certificates upon the exercise of such option in full or in part and then only with respect to the shares represented by such certificate or certificates. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         15. Termination and Amendment of Plan. The Board may terminate the Plan at any time, but the Plan shall in any event terminate on the date ten (10) years after the earlier of approval by the Board or the Company's shareholders. No option may be granted after the termination of the Plan, but the termination of the Plan shall not affect the rights of the holders of any option theretofore granted and then outstanding. The Board may amend or modify the Plan at any time, but no such amendment or modification, without the approval of the shareholders, shall (a) change the eligibility requirements to participate in the Plan, (b) increase the amount of Stock on which options may be granted, except as permitted under Paragraph 13, (c) change the manner of determining the option price, or (d) permit repricing transactions under the Plan. No such amendment or modification shall affect the rights of the holder of any option theretofore granted and then outstanding without the optionee's consent or the consent of the transferee of the option or right.

         16. Effect of Plan on Employment. Neither the adoption of the Plan nor the granting of any option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Company or any of its subsidiaries.

         17. Use of Proceeds. The proceeds received from the sale of stock pursuant to the Plan shall be used for general corporate purposes.

         18. Shareholder Approval. This Plan shall be submitted to the shareholders for their approval within twelve (12) months after the date of adoption of the Plan by the Board. Any option granted hereunder prior to such approval shall be subject to the condition that this Plan be approved by the shareholders of the Company. If such approval is not obtained, options granted hereunder shall terminate.


         BOARD APPROVAL:         8/14/98

         SHAREHOLDER APPROVAL:  11/23/98

                            ADDENDUM FOR UK EMPLOYEES


         1. Purpose

         This addendum to the Comshare, Incorporated 1998 Global Employee Stock Option Plan ("the Plan") is for the benefit of United Kingdom resident employees of Comshare, Incorporated, a Michigan corporation ("Comshare") and of companies of which it has control (as defined in Section 187(2) of the Income and Corporation Taxes Act 1988 ("ICTA")) including, without limitation, its United Kingdom subsidiary, Comshare, Limited. The terms and conditions of this Addendum are established in order to render the Plan capable of approval as an approved share option scheme under Schedule 9 of ICTA ("Schedule 9").

         This Addendum to the Plan should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out hereunder.

         The terms and conditions set out in this Addendum apply to any grant of options under the Plan to individuals who are resident in the United Kingdom for United Kingdom tax purposes ("U.K. Individuals") if, at the date of grant, such options are specified as having been granted subject to the terms and conditions of this Addendum.

         2. Group Scheme and Eligibility

         A U.K. Individual shall not be entitled to be granted options under the Plan unless he is a full-time director or "qualifying employee" (as defined in paragraph 27(4) of Schedule 9) of Comshare or a company under the control (as defined in Section 187(2) of ICTA) of Comshare. A director is deemed to work full time if he is employed on terms which require him to devote not less than twenty-five hours a week (exclusive of permitted breaks) to his duties.

         A U.K. Individual may not be granted and may not exercise an option if his participation is excluded by paragraph 8 of Schedule 9.

         3. Stock Subject to the Plan

         No option may be granted to a U.K. Individual over Stock which does not satisfy the requirements of paragraphs 10 to 14 of Schedule 9. Options over Stock granted under this Addendum may not be exercised at a time when, upon exercise, the Stock would fail to satisfy the requirements of paragraphs 10 to 14 of Schedule 9.

         4. Limitation of Rights

         No U.K. Individual shall be granted options under the Plan which would, at the time they are obtained, cause the aggregate market value (as defined in paragraph 28 of Schedule 9) of the shares which he may acquire in pursuance of rights obtained under the Plan or under any other plans approved under Schedule 9 (not being a savings-related share option scheme approved under Schedule 9) and established by Comshare or by any associated company (as defined in Section 840 of ICTA) of Comshare (and not exercised) to exceed or further exceed pound sterling 30,000 and for these purposes if the market values of the shares are expressed in a currency other than pounds sterling such market values will be converted into pounds sterling at the appropriate exchange rate for that currency at the close of business the date on which the relevant options are granted as published by The Wall Street Journal.

         5. Share Price

         The price at which an option will be exercisable will not be manifestly less than the fair market value of the shares obtainable under the Plan at the date of the grant of the option. For these purposes, "market value" of the shares will be their market value as determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and will be agreed in advance of each grant of options with the Inland Revenue Share Valuation Division. In any event the price will be such that the approved status of the Plan is retained.

         6. Capital Adjustments

         The price at which stock may be acquired on the exercise of any option and the number of shares thereunder may be adjusted as described under Section 13 of the Plan, entitled "Adjustments", only in the event of a variation in the share capital of Comshare within the meaning of Paragraph 29 of Schedule 9 and only if the prior approval of the Inland Revenue has been obtained for such adjustment. Section 13(b) of the Plan does not apply to options granted under this Addendum.

         7. Exercise of Options

         The option price may be paid by cash or cash equivalent only and, therefore, neither by surrender of Permitted Shares as described under Section 11(b) of the Plan nor by the "cashless exercise procedure" as described in
Section 10(c) of the Plan.

         8. Amendment of the Scheme

         The terms of this Addendum shall not be amended, nor shall any amendment to the Plan extend to that is governed by this Addendum, except to the extent that such amendments have been approved by the Board of Inland Revenue.

         9. Exercisability of Terms of Options

         A U.K. Individual may exercise his option from time to time in accordance with the terms of the option. Shares will be allotted or transferred within thirty days after notice of exercise is given in accordance with the procedure described under Section 11 of the Plan, entitled "Exercise of Options".

         10. Definitions

         For the above purposes the following terms shall have the meaning listed below:

         a. "Individual" shall mean an employee of Comshare or any company under the control (as defined in Clause 1) of Comshare who is eligible to receive options under this Addendum.

         b. The "Plan" shall mean the Comshare, Incorporated 1998 Global Employee Stock Option Plan.

                            ADDENDUM FOR EMPLOYEES OF
                        COMSHARE SA SUBSIDIARY IN FRANCE

1. Purpose

         This Addendum to the Comshare, Incorporated 1998 Global Employee Stock Option Plan ("the Plan") applies to Comshare SA employees residing in France.

2. Effective Date

         The terms and conditions set out in this Addendum apply to any grant of options under the Plan to individuals who are residents in France and employees of the subsidiary Comshare SA.

3. Term of Options and Rights

         No option granted under this Plan may be exercised prior to the date five (5) years from the date of grant of such option. The Committee may determine with respect to each option granted under the Plan the time or times when the option may be exercised, and may require that the exercise of the option shall be subject to the satisfaction of conditions relating to the optionee's position and duties with the Company and the performance thereof.

         Unless otherwise specified in an optionee's Stock Option Agreement, options granted to employees of the subsidiary Comshare SA residing in France shall not vest until the satisfaction of a five (5) year period from the date of grant. Upon the completion of the five year period from the date of grant, the options will be 100% vested and may be exercised. The options shall not be exercisable after the tenth (10th) anniversary of the grant date.

                             FIRST AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                     1998 GLOBAL EMPLOYEE STOCK OPTION PLAN


         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on June 24, 1999 and subject to shareholder approval at the Annual Meeting of Shareholders on November 22, 1999, the 1998 Global Employee Stock Option Plan (the "Plan") is hereby amended as set forth below.

         Effective November 22, 1999, the second sentence in Paragraph 3 of the Plan is amended and restated in its entirety to read as follows:

                  The total amount of stock on which options may be granted under the Plan shall not exceed 1,400,000 shares, subject to adjustment as provided in Paragraph 13 hereof.

         THIS FIRST AMENDMENT to the Comshare, Incorporated 1998 Global Employee Stock Option Plan is hereby executed on this the 14th day of October, 1999.

                                COMSHARE, INCORPORATED


                                By: /s/ KATHRYN A. JEHLE
                                    --------------------
                                    Kathryn A. Jehle
                                    Senior Vice President and
                                       Chief Financial Officer

                             SECOND AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                     1998 GLOBAL EMPLOYEE STOCK OPTION PLAN


         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on February 16, 2001, the 1998 Global Employee Stock Option Plan (the "Plan") is hereby amended as set forth below.

         Effective February 16, 2001, the first two sentences in Section 8 "Termination of Employment" shall be amended and restated in their entirety to read as follows:

                  Upon the expiration of a period of ninety (90) days after the termination of employment of an optionee for any reason other than death or disability as defined in Section 22(e) of the Code, all rights to purchase shares pursuant to an exercisable option shall expire and terminate; provided, however, that the Committee, in its sole discretion, may permit an option to continue to vest and/or expire later than ninety (90) days following an optionee's termination of employment but not later than the original expiration date of the option. The Committee also may determine that an option granted under the Plan shall terminate at a time prior to ninety (90) days following termination of employment.


         THIS SECOND AMENDMENT to the Comshare, Incorporated 1998 Global Employee Stock Option Plan is hereby executed as of February 16, 2001.

                             COMSHARE, INCORPORATED




                             By: /s/ Brian Jarzynski
                                 -------------------
                                 Brian Jarzynski
                                 Vice President and Chief Financial Officer

                             THIRD AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                     1998 GLOBAL EMPLOYEE STOCK OPTION PLAN


         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on September 4, 2002 and subject to shareholder approval at the Annual Meeting of Shareholders on November 25, 2002, the 1998 Global Employee Stock Option Plan (the "Plan") is hereby amended as set forth below.

         Effective November 25, 2002, the second sentence in Paragraph 3 of the Plan is amended and restated in its entirety to read as follows:

                  The total amount of stock on which options may be granted under the Plan shall not exceed 1,800,000 shares, subject to adjustment as provided in Paragraph 13 hereof.

         THIS THIRD AMENDMENT to the Comshare, Incorporated 1998 Global Employee Stock Option Plan is hereby executed on this 18th day of October, 2002.



                                           COMSHARE, INCORPORATED


                                           By: /s/ Brian J. Jarzynski
                                              -------------------------
                                               Brian J. Jarzynski
                                               Senior Vice President and
                                                  Chief Financial Officer

                                                                      Appendix 2
                             COMSHARE, INCORPORATED
                          DIRECTORS' STOCK OPTION PLAN


                              I. GENERAL PROVISIONS

         1.1 PURPOSE. The purpose of the Comshare, Incorporated Directors' Stock Option Plan ("Plan") is to promote the best interests of the Company and its stockholders by attracting and motivating highly qualified individuals to serve as Directors and to encourage Directors to acquire an ownership interest in the Company, thus identifying their interests with those of shareholders.

         1.2 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                  (a) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option.

                  (b) "BOARD" means the Board of Directors of the Company.

                  (c) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "COMMITTEE" means the Compensation Committee of the Company, which shall be comprised of two or more disinterested members of the Board, as defined in Rule 16b-3.

                  (e) "COMMON STOCK" means shares of the Company's authorized Common Stock.

                  (f) "COMPANY" means Comshare, Incorporated.

                  (g) "DIRECTOR" means a member of the Company's Board of Directors.

                  (h) "DISABILITY" means total and permanent disability, as defined in Code Section 22(e).

                  (i) "EFFECTIVE DATE" means November 17, 1994.

                  (j) "EMPLOYEE" means a salaried employee of the Company or its Subsidiaries, who has an "employment relationship" with the Company or its Subsidiaries, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Company or its subsidiaries.

                  (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

                  (l) "EXPIRATION DATE" means the date set forth in the Agreement relating to an Option on which the right to exercise such Option shall expire absent a termination of the Participant's term of office as a Nonemployee Director. Unless otherwise provided in the Agreement, the Expiration Date for an Option shall be the fifth anniversary of its Grant Date.

                  (m) "FAIR MARKET VALUE" means, for purposes of determining the value of Common Stock on the Grant Date, the last sale price on the NASDAQ National Market, as reported in The Wall Street Journal for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

                  (n) "GRANT DATE" means the date on which the Option was automatically awarded pursuant to Section 2.1.

                  (o) "NONEMPLOYEE DIRECTOR" means a Director who is not an Employee.

                  (p) "NONQUALIFIED STOCK OPTION" means an Option that is not intended to meet the requirements of Section 422 of the Code.

                  (q) "OPTION" means a Nonqualified Stock Option to purchase Common Stock granted under this Plan.

                  (r) "PARTICIPANT" means each of the Nonemployee Directors of the Company serving from time to time.

                  (s) "PLAN" means the Comshare, Incorporated Directors' Stock Option Plan, the terms of which are set forth herein, and any amendments hereto.

                  (t) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

         1.3 ADMINISTRATION. To the extent permitted by Rule 16b-3, the Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option granted under the Plan shall be final and binding upon all Participants.

         1.4 STOCK. The total number of shares of Common Stock available for grants under the Plan shall not, in the aggregate, exceed 100,000 shares of Common Stock, as adjusted from time to time in accordance with Article IV. Shares subject to any unexercised portion of a terminated, forfeited, cancelled or expired Option granted hereunder shall be available for subsequent grants under the Plan to the extent permitted under Rule 16b-3.

         1.5 AGREEMENT. No person shall have any rights under any grant made pursuant to the Plan unless and until the Company and the recipient of the grant have executed and delivered an agreement expressly granting benefits to such person pursuant to the Plan and containing the provisions required under the Plan to be set forth in the Agreement. The terms of the Plan shall govern in the event any provision of any Agreement conflicts with any term in this Plan as constituted on the Grant Date.

                   II. STOCK OPTIONS FOR NONEMPLOYEE DIRECTORS

         2.1 Automatic Grants of Options.

                  (a) INITIAL GRANT. Each Nonemployee Director who is serving on the Board on the Effective Date of the Plan shall be granted an Option to purchase 5,000 shares of the Company's Common Stock on the Effective Date. Any Nonemployee Director who is first elected or appointed after the Effective Date shall receive an Option to purchase 5,000 shares of the Company's Common Stock on the date of the first Directors meeting following his or her election or appointment, provided that such Nonemployee Director is still serving on the Board as of such date.

                  (b) SUBSEQUENT GRANTS. After the initial grant and during the term of the Plan, a Nonemployee Director who has been a Director for six months before the January 1 following the date of an Annual Meeting of Stockholders (not including the Annual Meeting on November 17, 1994) and who has not received his or her initial grant within six months before the January 1 following the Annual Meeting, automatically shall be granted, as of the January 1 following the Annual Meeting, an additional Option to purchase 1,000 shares of the Company's Common Stock, provided that the Nonemployee Director is still serving on the Board as of such January 1. A Participant may hold more than one Option under the Plan.

         2.2 OPTION AGREEMENT. Each Option granted pursuant to this Article II shall be evidenced by an Agreement that shall specify the exercise price, the term of the Option, date or dates on which the Option becomes exercisable, the number of shares to which the Option relates, and other such provisions as the Committee shall determine.

         2.3 OPTION PRICE. The purchase price per share of Common Stock for an Option granted pursuant to this Article II shall be equal to the Fair Market Value per share of Common Stock on the Grant Date.

         2.4 DURATION OF OPTIONS. The Expiration Date of each Option granted pursuant to this Article II shall be the fifth anniversary of its Grant Date.

         2.5 EXERCISE OF SHARES SUBJECT TO OPTION. Options granted under this
Article II shall become exercisable according to the following schedule: one-fourth of the Option shall become exercisable on the first anniversary of the Grant Date, and one-fourth of the Option shall become exercisable on each of the second, third, and fourth anniversaries of the Grant Date of each Option. Once exercisable, such Options may be exercised at any time and from time to time until the Expiration Date of such Options, unless earlier terminated pursuant to Sections 3.1.

         2.6 PAYMENT FOR OPTION SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full at the time of exercise in any of the following ways: (a) in cash, (b) by certified check, bank draft or money order, (c) by delivery to the Company of previously-acquired shares of the Company's Common

Stock with a Fair Market Value (determined on the last trading date immediately preceding the date of exercise) equal to the exercise price; or (d) by any combination of the foregoing.

         2.7 NO DISCRETION. Notwithstanding any provision in the Plan to the contrary, the Committee shall have no discretion with respect to the terms of grants made pursuant to this Article II, except to the extent such discretion would not result in the grant or the Plan failing to qualify for the exemption provided under Rule 16b-3.

                                III. TERMINATION

         3.1. PRIOR TO EXERCISABILITY. If a Participant's term of office as a Nonemployee Director is terminated for any reason prior to the date that an Option or a portion thereof first becomes exercisable, such Option or portion thereof shall terminate and all rights thereunder shall cease.

         3.2 AFTER EXERCISABILITY. To the extent an Option is exercisable and unexercised on the date a Participant's term of office as a Nonemployee Director is terminated for any reason, the Option shall terminate on the earlier of (i) the Expiration Date of the Option, and (ii) two months after such Participant's termination; provided, however, that the exercise period in clause (ii) shall be extended to one year after termination if the termination is due to the Participant's death or Disability.

         3.3 POST-TERMINATION EXERCISE. During the period from the Participant's termination until the termination of the Option, the Participant, or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, may exercise the Option only to the extent that such Option was exercisable on the date of the Participant's termination.

                      IV. ADJUSTMENTS AND CHANGE IN CONTROL

         4.1 ADJUSTMENTS AND CHANGE IN CONTROL. In the event of any stock dividend on the Common Stock, subdivision or combination of shares of the Common Stock, reclassification of the Common Stock, and (in accordance with the provisions of the next Paragraph of this Section 4.1) in the event of a merger or consolidation in which the Company shall be the surviving corporation, the aggregate number and class of shares available for the granting of Options under the Plan, the number and class of shares subject to each outstanding Option and the Option prices, shall be proportionately adjusted.

         After any merger of one or more corporations into the Company, or after any consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of his Option, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Participant had been a holder of record of a number of shares of Stock of the Company equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers or consolidations of the character described above. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or upon any merger or consolidation in which the Company is not the surviving corporation, any Option granted under this Plan shall terminate; but if a period of twelve
(12) months from the date of the grant of any such Option shall have expired, each Participant who is then a Nonemployee Director of the Company shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise this Option in full to the extent not theretofore exercised regardless of any installment provision applicable to his Option.

         Any foregoing adjustment may provide for the elimination of any fractional share which might otherwise become subject to any Option and no adjustment shall be made to the extent such adjustment would cause the Nonemployee Director to no longer be deemed "disinterested" for purposes of Rule 16b-3.

                                V. MISCELLANEOUS

         5.1 PARTIAL EXERCISE. The Committee shall permit, and shall establish procedures for, the partial exercise of Options under the Plan.

         5.2 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option as may be required to satisfy the requirements of Rule 16b-3.

         5.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a stockholder with respect to shares covered by an Option until and only to the extent that the Option is exercised.

         5.4 NON-ASSIGNABILITY. No Option shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option shall be exercised only by the Participant. No transfer of an Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.

         5.5. SECURITIES LAWS.

                  (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an Option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the National Association of Securities Dealers, Inc. or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) required by the NASDAQ Stock Market (including, without limitation, with respect to securities traded on the NASDAQ National Market or the NASDAQ Small Cap Market) or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

         5.6 TERMINATION AND AMENDMENT.

                  (a) The Board may terminate the Plan, or the granting of Options under the Plan, at any time. No new grants shall be made under the Plan after July 31, 2004.

                  (b) The Board may amend or modify the Plan at any time and from time to time, but, unless otherwise permitted under Rule 16b-3 without shareholder approval, no amendment or modification, without the approval of the shareholders of the Company, shall (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the amount of Common Stock for which grants may be made under the Plan, except as permitted under Sections 1.4 and 4.1, or (iii) change the provisions relating to the eligibility of individuals to whom grants may be made under the Plan. Unless otherwise permitted under Rule 16b-3, this Plan shall not be amended more than once in any six month period other than to comply with changes in the Code.

                  (c) No amendment, modification or termination of the Plan shall adversely affect any Option granted under the Plan without the consent of the Participant holding the Option.

         5.8 EFFECT ON SERVICES. Neither the adoption of the Plan nor the granting of any Option pursuant to the Plan shall be deemed to create any right in any individual to be retained as a Nonemployee Director.

         5.9 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

         5.10 APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of Shareholders of the Company held within 12 months after adoption of the Plan by the Board. Any Option granted under the Plan prior to such stockholder approval, shall be conditioned upon receipt of such approval, and may not be exercised in whole or in part unless the Plan has been approved by the stockholders as provided herein. If not approved by stockholders within 12 months after approval by the Board, the Plan shall be rescinded, and any Options granted under the Plan shall be void retroactive to the Grant Date.

         THIS DIRECTORS' STOCK OPTION PLAN is hereby executed on this the 13th day of October, 1994.

                             COMSHARE, INCORPORATED



                             By:   /s/ KATHRYN A. JEHLE
                                 ---------------------------------------
                                   Kathryn A. Jehle
                                   Senior Vice President and Chief Financial
                                   Officer


    BOARD APPROVAL:               8/1/94

    SHAREHOLDER APPROVAL:       11/17/94

                             FIRST AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                          DIRECTORS' STOCK OPTION PLAN

                  Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on June 24, 1999 and subject to shareholder approval at the Annual Meeting of Shareholders on November 22, 1999, the Comshare, Incorporated Directors' Stock Option Plan (the "Plan") is hereby amended as set forth below.

         1. Effective November 22, 1999, the first sentence in Section 1.4 of the Plan ("Stock") is amended and restated in its entirety to read as follows:

                       The total number of shares of Common Stock available for
                  grants under the Plan shall not, in the aggregate, exceed 200,000 shares of Common Stock, as adjusted from time to time in accordance with Article IV.

         2. Effective November 22, 1999, paragraph (b) ("Subsequent Grants") of
Section 2.1 ("Automatic Grants of Options") shall be amended and restated in its entirety to read as follows:

                      (b) SUBSEQUENT GRANTS. After the initial grant and during
                  the term of the Plan, a Nonemployee Director who has been a Director for six months before the January 1 following the date of an Annual Meeting of Stockholders, automatically shall be granted, as of the January 1 following the Annual Meeting, an additional Option to purchase 5,000 shares of the Company's Common Stock, provided that the Nonemployee Director is still serving on the Board as of such January 1. Notwithstanding the foregoing, a Nonemployee Director is elected at the 1999 Annual Meeting shall receive a one-time accelerated grant of 10,000 shares on the first business day after the 1999 Annual Meeting, representing the January 1, 2000 and January 1, 2001 grants. A Nonemployee Director who first becomes eligible for Option grants after January 1, 2000 shall receive Option grants in accordance with the regular terms of the Plan. A Participant may hold more than one Option under the Plan.


         THIS FIRST AMENDMENT to the Comshare, Incorporated Directors' Stock Option Plan is executed on this the 14th day of October, 1999.

                                    COMSHARE, INCORPORATED


                                    By:/s/  KATHRYN A. JEHLE
                                       ---------------------
                                        Kathryn A. Jehle
                                        Senior Vice President and
                                             Chief Financial Officer

                             SECOND AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                          DIRECTORS' STOCK OPTION PLAN


         Pursuant to approval of the Board of Directors on February 16, 2001, the Comshare Incorporated Directors' Stock Option Plan (the "Plan") is hereby amended, effective February 16, 2001, by the addition of a new Section 4.2 to read as follows:

                  4.2. Change in Control Acceleration. The portion of any outstanding option (including any option that has not been outstanding for twelve (12) months) that has not expired or been exercised, terminated, canceled, forfeited or surrendered shall become exercisable in full in the event of a Change in Control. For this purpose, Change in Control shall be defined as the occurrence of any of the following events:

                           (a) the election of a Board of Directors of the
                  Company, a majority of the members of which were nominees of a person (including an individual, a corporation, partnership, joint venture, trust or other entity) or a group of persons acting together (other than persons who were members of the Board of Directors or officers of the Company as of August 14, 1998 or a tax-qualified retirement plan approved by the Board of Directors of the Company (including at least a majority of the Incumbent Directors ("Exempted Persons")), following the acquisition by such person, group of persons or plan of ownership (directly or indirectly, beneficially or of record) of twenty-five (25%) percent, or more, of the outstanding Common Stock of the Company;

                           (b) the acquisition of ownership by a person or group
                  of persons described in subparagraph (a) above (other than Exempted Persons) of fifty-one (51%) percent, or more of the outstanding Common Stock of the Company;

                           (c) a sale of all or substantially all of the assets
                  of the Company to any entity not controlled by persons who were members of the Board of Directors or officers of the Company as of August 14, 1998 or by any tax-qualified retirement plan for the benefit of employees of the Company; or

                           (d) a merger, consolidation or other similar
                  transaction between the Company and another entity if a majority of the members of the Board of Directors of the surviving company are not Continuing Members.

                  The term "Incumbent Directors" means members of the Board of Directors of the Company as of August 14, 1998 or new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination, who either were directors as of August 14, 1998, or whose election or nomination was previously approved as provided above. In the event that a majority of the Incumbent Directors do not approve the tax-qualified retirement plan or there are no Incumbent Directors, the tax-qualified retirement plan shall not be an Exempted Person. The term "Continuing Directors" means persons
                  (A) who are members of the Board of Directors immediately before the change in control and (B) who also were members of the Board of Directors of the Company as of August 14, 1998 or are new directors whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors in office at the time of such election or nomination who either were directors as of August 14, 1998 or whose election or nomination for election was previously approved as provided above.


         THIS SECOND AMENDMENT to the Comshare, Incorporated Directors' Stock Option Plan is hereby executed as of February 16, 2001.

                             COMSHARE, INCORPORATED




                             By: /s/ Brian Jarzynski
                                 -------------------
                                 Brian Jarzynski
                                 Vice President and Chief Financial Officer

                             THIRD AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                          DIRECTORS' STOCK OPTION PLAN

         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on August 14, 2001 and subject to shareholder approval at the Annual Meeting of Shareholders on November 19, 2001, the Comshare, Incorporated Directors' Stock Option Plan (the "Plan") is hereby amended as set forth below.

         1. Effective November 19, 2001, the second sentence in Section 2.1(a) of the Plan ("Initial Grant") is amended and restated in its entirety to read as follows:

                  Any Nonemployee Director who is first elected or appointed after the Effective Date shall receive an Option to purchase 15,000 shares of the Company's Common Stock on the date of the first Directors meeting following his or her election or appointment, provided that such Nonemployee Director is still serving on the Board as of such date.

         2. Effective November 19, 2001, the first sentence in Section 2.1(b) of the Plan ("Subsequent Grants") shall be amended and restated in its entirety to read as follows:

                  After the initial grant and during the term of the Plan, a Nonemployee Director who has been a Director for six months before the January 1 following the date of an Annual Meeting of Stockholders, automatically shall be granted, as of the January 1 following the Annual Meeting, an additional Option to purchase 10,000 shares of the Company's Common Stock, provided that the Nonemployee Director is still serving on the Board as of such January 1.

         THIS THIRD AMENDMENT to the Comshare, Incorporated Directors' Stock Option Plan is executed on this 18th day of October, 2001.

                                COMSHARE, INCORPORATED



                                By:   /s/ Brian J. Jarzynski
                                      ----------------------
                                      Vice President, Chief Financial
                                      Officer and Treasurer

                             FOURTH AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                          DIRECTORS' STOCK OPTION PLAN

         Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on September 4, 2002 and subject to shareholder approval at the Annual Meeting of Shareholders on November 25, 2002, the Comshare, Incorporated Directors' Stock Option Plan (the "Plan") is hereby amended as set forth below.

         1. Effective November 25, 2002, the first sentence in Section 1.4 of the Plan ("Stock") is amended and restated in its entirety to read as follows:

                  The total number of shares of Common Stock available for grants under the Plan shall not, in the aggregate, exceed 300,000 shares of Common Stock, as adjusted from time to time in accordance with Article IV.

         THIS FOURTH AMENDMENT to the Comshare, Incorporated Directors' Stock Option Plan is executed on this 18th day of October, 2002.



                                      COMSHARE, INCORPORATED


                                      By: /s/ Brian J. Jarzynski
                                         -----------------------
                                          Brian J. Jarzynski
                                          Senior Vice President and
                                               Chief Financial Officer